Exhibit 10.12

Waterfront Place 1 Eagle Street Brisbane QLD 4000 GPO Box 9925 QLD 4001 Tel (07) 3228 9333 Fax (07) 3228 9444 www.corrs.com.au

Sydney

Melbourne

Brisbane

Perth

Alchemia Limited

Audeo Oncology, Inc.

Demerger

Implementation

Agreement

Ref: SD/JR STRA3333-9073263     7358706/4

© Corrs Chambers Westgarth

Contents

1	Interpretation	2

	1.1 Definitions	2
	1.2 Construction	7
	1.3 Headings	9

2	Implementation of the Scheme and Demerger	9

3	Conditions	9

	3.1 Conditions	9
	3.2 Condition Subsequent	10
	3.3 Best endeavours	10
	3.4 Benefit and waiver of certain conditions	10
	3.5 Regulatory Approvals	11
	3.6 Notification of certain events	11

4	Steps for implementation	12

	4.1 Alchemia’s obligations	12
	4.2 Audeo Oncology’s obligations	13
	4.3 Execution of Underwriting Agreement	14

5	Obligations after the Implementation Date	14

	5.1 Alchemia’s obligations	14
	5.2 Audeo Oncology’s obligations	15

6	GST	15

	6.1 Construction	15
	6.2 Consideration GST exclusive	15
	6.3 Payment of GST	15
	6.4 Timing of GST payment	16
	6.5 Tax invoice	16
	6.6 Adjustment event	16
	6.7 Reimbursements	16
	6.8 No merger	16

7	Notices	16

	7.1 General	16
	7.2 How to give a communication	16
	7.3 Particulars for delivery of notices	17
	7.4 Communications by post	17
	7.5 Communications by fax	17
	7.6 After hours communications	18
	7.7 Process service	18

8	General	18

	8.1 Duty	18
	8.2 Legal costs	18
	8.3 Amendment	18

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8.4 Waiver and exercise of rights	18
8.5 Rights cumulative	19
8.6 Consents	19
8.7 Further steps	19
8.8 Governing law and jurisdiction	19
8.9 Assignment	19
8.10 Liability	19
8.11 Counterparts	19
8.12 Entire understanding	19
8.13 Relationship of parties	20
8.14 No merger	20

Schedule – Timetable	21

Annexure A—Scheme	23

Annexure B – Demerger Deed Poll	46

7358706/4	page ii

Date                                      2012

Parties

Alchemia Limited ACN 071 666 334 of 3 Hi Tech Court, Eight Mile Plains, Brisbane, Queensland, 4113 (Alchemia)

Audeo Oncology, Inc., a Delaware incorporated company (Audeo Oncology)

Background

A	Alchemia intends to:

(a)	undertake a demerger of its Oncology Business which is wholly owned by Audeo Oncology; and

(b)	grant the VAST Licence to a Subsidiary of Audeo Oncology.

B	The Demerger will be implemented by Alchemia undertaking the Capital Reduction, if the Market Value of Audeo Oncology exceeds the Audeo Oncology Book Value, paying the Demerger Dividend and implementing the Scheme pursuant to which the Demerger Entitlements of Alchemia Shareholders will be applied by Alchemia as consideration for the issue by Alchemia of Audeo Oncology CDIs to Scheme Shareholders or, if the shareholders elect, transfer by Alchemia to Scheme Shareholders of Audeo Oncology Shares.

C	The Scheme is conditional upon, amongst other things, approval by the Court and Alchemia Shareholders.

D	Implementation of the Scheme, the Capital Reduction and the Demerger Dividend (if any) are all conditional upon satisfaction of the Condition Subsequent.

E	The Capital Reduction is conditional upon, amongst other things, approval by Alchemia Shareholders, and it and the Demerger Dividend (if any) are conditional upon the Scheme becoming Effective.

F	Alchemia is the legal and beneficial holder all of Audeo Oncology’s issued share capital. Upon the transfer of the Scheme Consideration pursuant to the Scheme, Audeo Oncology will cease to be a subsidiary of Alchemia.

G	Alchemia and Audeo Oncology have agreed to carry into effect the Capital Reduction, the Demerger Dividend (if any) and the Scheme and to do all steps required to implement the Capital Reduction, the Demerger Dividend (if any) and the Scheme.

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Agreed terms

1	Interpretation

1.1	Definitions

In this document:

Alchemia Share Register means the share register of members of Alchemia maintained in accordance with the Corporations Act.

Alchemia Share means a fully paid ordinary share in the capital of Alchemia.

Alchemia Shareholder means a person who is registered as the holder of Alchemia Shares.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited ABN 98 008 624 691 or, as the context requires, the financial market operated by it.

ASX Settlement Operating Rules means the operating rules of the clearing and settlement facility operated by ASX Settlement Pty Ltd ABN 49 008 504 532.

ATO means the Australian Taxation Office.

Audeo Fundraising and IPO means the initial public offering of Audeo Oncology Shares.

Audeo Fundraising and IPO Share Price means the price at which Audeo Oncology Shares are issued under the Audeo Fundraising and IPO.

Audeo Oncology Book Value means $54,442,340.

Audeo Oncology CDI means a CHESS depositary interest to be issued in connection with the Scheme representing an interest in one corresponding Audeo Oncology Share.

Audeo Oncology Share means a fully paid share in the common stock of Audeo Oncology to be issued in connection with the Scheme.

Audeo Oncology Warrants means an option to acquire Audeo Oncology Shares.

Business Day means a day on which banks are open for business in Brisbane, excluding a Saturday, Sunday or public holiday and which is a “Business Day” as defined in the Listing Rules.

Capital Reduction means a reduction of the share capital of Alchemia equal to:

(a)	if the Market Value is equal to or greater than the Audeo Oncology Book Value, the Audeo Oncology Book Value; or

(b)	If the Market Value is less than the Audeo Oncology Book value, the Market Value.

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Capital Reduction Amount means the amount of capital on each Alchemia Share that is to be reduced in accordance with the Capital Reduction Resolution, being the total amount of the Capital Reduction divided by the number of Scheme Shares.

Capital Reduction Entitlement means, in relation to each Scheme Shareholder the Capital Reduction Amount multiplied by the number of Scheme Shares held by the Scheme Shareholder.

Capital Reduction Resolution means the ordinary resolution to approve the reduction of the share capital of Alchemia to be considered at the General Meeting.

CHESS means the clearing house electronic subregister system of share transfers operated by ASX Settlement Pty Ltd ABN 49 008 504 532.

CDN means CHESS Depositary Nominees Pty Limited ABN 75 071 346 506.

Completion means when both of the following have occurred:

(a)	an underwriting agreement is executed with Audeo Oncology for an amount, not exceeding US$60 million, expected at the time to be sufficient to complete the pivotal Phase III clinical trial of HA-Irinotecan for metastatic colorectal cancer and to cover associated working capital requirements; and

(b)	the receipt by Audeo Oncology in cleared funds of the underwritten amount.

Conditions means the conditions in clause 3.1

Condition Subsequent means Completion of the Audeo Fundraising and IPO.

Corporations Act means the Corporations Act 2001 (Cth).

Court means the Federal Court of Australia or any other court of competent jurisdiction under the Corporations Act.

Demerger means the proposal by Alchemia to effect the demerger of Audeo Oncology from Alchemia to be implemented by way of the Capital Reduction, the Demerger Dividend (if any) and the Scheme in the manner more fully described in the Scheme Booklet.

Demerger Deed means the demerger deed dated the same date as this document between Alchemia and Audeo Oncology describing the transitional arrangements and ongoing relationship between Alchemia and Audeo Oncology.

Demerger Deed Poll means a deed poll in the form of annexure B or in such other form as agreed by Alchemia and Audeo Oncology to be executed by Audeo Oncology in favour of the Investors.

Demerger Dividend means the aggregate of the special dividend (if any) to be paid pursuant to the Demerger Dividend Resolution, which is equal to the amount by which the Market Value exceeds the Audeo Oncology Book Value.

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Demerger Dividend Amount means the amount of the Demerger Dividend (if any) divided by the number of Scheme Shares.

Demerger Dividend Entitlement in relation to each Scheme Shareholder, means the Demerger Dividend Amount (if any) multiplied by the number of Scheme Shares held by that Scheme Shareholder.

Demerger Dividend Resolution means the resolution by the board of directors of Alchemia to pay a special dividend to Scheme Shareholders if the Market Value is greater than the Audeo Oncology Book Value for an aggregate amount equal to the amount by which the Market Value exceeds the Audeo Oncology Book Value.

Demerger Entitlement means the aggregate of the Capital Reduction Entitlement and the Demerger Dividend Entitlement (if any).

Demerger Tax Relief means relief from any Australian capital gains tax that may arise from the transfer of shares in Audeo Oncology to Scheme Shareholders and confirmation from the ATO that no part of the Demerger Entitlement will be an assessable dividend.

End Date means 31 December 2012.

Effective means the coming into effect, under section 411(10) of the Corporations Act, of the order of the Court made under section 411(4)(b) in relation to the Scheme.

Effective Date means the date on which the Scheme becomes Effective.

Eligible Shareholder means an Alchemia Shareholder as at the Scheme Record Date whose Registered Address on the Alchemia Share Register is in:

(a)	Australia;

(b)	New Zealand;

(c)	the US;

(d)	the United Kingdom;

(e)	France;

(f)	Germany;

(g)	the Netherlands;

(h)	Switzerland;

(i)	Singapore;

(j)	Hong Kong; or

(k)	any other jurisdiction in which Alchemia reasonably believes that the implementation of the Scheme and the transfer of Audeo Oncology CDIs and Audeo Oncology Shares to Scheme Shareholders in that jurisdiction is not prohibited, not unduly onerous and not impracticable, unless Alchemia determines as at the Scheme Record Date that the requirements of any exemption from applicable regulatory requirements in a relevant jurisdiction is not or is no longer available for any particular Alchemia Shareholder, it may determine that that Alchemia Shareholder is not an Eligible Shareholder.

7358706/4	page 4

First Court Date means the first day of the First Court Hearing or, if the First Court Hearing is adjourned for any reason, the first day on which the adjourned application is heard.

First Court Hearing means the hearing of the application made to the Court for orders under section 411(1) of the Corporations Act that the Scheme Meeting be convened.

General Meeting means the extraordinary general meeting of Alchemia Shareholders convened to consider the Capital Reduction Resolution and to be held immediately following the Scheme Meeting.

GST has the meaning given to that term in the A New Tax System (Goods & Services Tax) Act 1999 (Cth).

HA-Irinotecan means a HyACT-targeted version of the chemotherapeutic drug irinotecan.

HyACT means Hyaluronic Acid Chemotransport Technology.

Implementation Date means the date that is one Business Day after Completion of the Audeo Fundraising and IPO or such later date (being a date that is not later than the End Date) as:

(a)	Alchemia and Audeo Oncology may agree; or

(b)	may be required by the ASX.

Implemented means the completion of all steps in paragraphs 4.1(g)(i) to 4.1(g)(v).

Independent Expert means BDO Corporate Finance (Qld) Limited ABN 54 010 185 725.

Independent Expert’s Report means the report in connection with the Scheme to be prepared by the Independent Expert in accordance with the Corporations Act, and ASIC policy and practice, for inclusion in the Scheme Booklet.

Ineligible Foreign Shareholders means an Alchemia Shareholder who is not an Eligible Shareholder.

Intra-group Transfer Agreement has the meaning given to that term in the Demerger Deed.

Investors means the persons and entities who have a right to receive Audeo Oncology Warrants as set out in schedule 2 of the Demerger Deed Poll.

Listing Rules means the official listing rules of ASX.

Market Value means the amount which is the Audeo Fundraising and IPO Share Price multiplied by the number of Audeo Oncology Shares issued to Scheme Shareholders under the Scheme.

7358706/4	page 5

NASDAQ means the NASDAQ Stock Market.

Official List means the official list of the ASX.

Oncology Business has the meaning given to that term in the Demerger Deed.

Registered Address means, in relation to an Alchemia Shareholder, the address shown in the Alchemia Share Register as at the Scheme Record Date.

Regulatory Approval means:

(a)	any approval, consent, authorisation, registration, filing, lodgement, permit, franchise, agreement, notarisation, certificate, permission, licence, approval, direction, declaration, authority or exemption from, by or with a Regulatory Authority; or

(b)	in relation to anything that would be fully or partly prohibited or restricted by law if a Regulatory Authority intervened or acted in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

Regulatory Authority means any Australian or foreign government or governmental, semi-governmental, administrative, fiscal, regulatory or judicial entity, commission, tribunal agency or authority or any Minister, department, office or delegate of any government. It includes a self-regulatory organisation established under statute or a stock exchange, ASIC, ASX, SEC, NASDAQ and the Australian Competition and Consumer Commission.

Sale Facility Agent means the entity who will be appointed to sell or facilitate the issue or transfer of the Audeo Oncology CDIs or Audeo Oncology Shares on behalf of the Ineligible Foreign Shareholders.

Scheme means the members’ scheme of arrangement under Part 5.1 of the Corporations Act between Alchemia and the Scheme Shareholders relating to the Demerger in the form of annexure A, together with any alterations or conditions made or required in accordance with section 411(6) of the Corporations Act and agreed or consented to by Alchemia and Audeo Oncology.

Scheme Booklet means the information to be dispatched to Alchemia Shareholders and approved by the Court, including the Scheme, explanatory statement in relation to the Scheme issued pursuant to section 412 of the Corporations Act and registered with ASIC, the Independent Expert’s Report, the Demerger Deed Poll, a summary of this document and the notices convening the General Meeting and the Scheme Meeting (together with, in each case, proxy forms).

Scheme Consideration means in respect of every 37 Scheme Shares held by a Scheme Shareholder, one Audeo Oncology CDI or (if the Scheme Shareholder elects), one Audeo Oncology Share or such other number of Audeo Oncology Shares or Audeo Oncology CDIs as agreed between Alchemia and Audeo Oncology.

7358706/4	page 6

Scheme Meeting means the meeting of Alchemia Shareholders to be convened by the Court in relation to the Scheme in accordance with section 411(1) of the Corporations Act.

Scheme Order means the order of the Court made for the purposes of section 411(4)(b) of the Corporations Act in relation to the Scheme.

Scheme Record Date means date notified by Alchemia to ASX which will be after the Effective Date and five Trading Days after the last trading day for Alchemia Shares to trade with an entitlement to the Demerger Entitlement.

Scheme Resolution means the resolution to approve the Scheme to be considered by Alchemia Shareholders at the Scheme Meeting set out in the notice convening the Scheme Meeting contained in annexure F of the Scheme Booklet.

Scheme Shareholder means a person registered in the Alchemia Share Register as the holder of Scheme Shares on the Scheme Record Date.

Scheme Share means each Alchemia Share on issue as at the Scheme Record Date.

SEC means the Securities Exchange Commission of the United States of America.

Second Court Date means the first day of the Second Court Hearing or, if the Second Court Hearing is adjourned for any reason, the first day on which the adjourned application is heard.

Second Court Hearing means the hearing of the application made to the Court for the Scheme Order.

Subsidiary has the meaning given to that term in the Corporations Act.

Timetable means the indicative timetable set out in the schedule or such other timetable as may be agreed in writing by the parties.

Trading Day has the meaning given in the Listing Rules.

Transaction Documents has the meaning given to that term in the Demerger Deed.

Transition Services Agreement has the meaning given to that term in the Demerger Deed.

Underwriting Agreement means the underwriting agreement between Audeo Oncology and the underwriters referred to in the definition of Completion.

VAST Licence has the meaning given to that term in the Demerger Deed.

1.2	Construction

Unless expressed to the contrary, in this document:

(a)	words in the singular include the plural and vice versa;

(b)	any gender includes the other genders;

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(c)	if a word or phrase is defined its other grammatical forms have corresponding meanings;

(d)	“includes” means includes without limitation;

(e)	no rule of construction will apply to a clause to the disadvantage of a party merely because that party put forward the clause or would otherwise benefit from it;

(f)	words and phrases have the same meaning (if any) given to them in the Corporations Act;

(g)	a reference to:

(i)	a holder includes a joint holder;

(ii)	a person includes a partnership, joint venture, unincorporated association, corporation and a government or statutory body or authority;

(iii)	a person includes the person’s legal personal representatives, successors, assigns and persons substituted by novation;

(iv)	any legislation includes subordinate legislation under it and includes that legislation and subordinate legislation as modified or replaced;

(v)	an obligation includes a warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation;

(vi)	a right includes a benefit, remedy, discretion or power;

(vii)	time is to local time in Brisbane, Queensland;

(viii)	“$” or “dollars” is a reference to Australian currency;

(ix)	this or any other document includes the document as novated, varied or replaced and despite any change in the identity of the parties;

(x)	writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes fax transmissions;

(xi)	this document includes all schedules and annexures to it; and

(xii)	a clause, schedule or annexure is a reference to a clause, schedule or annexure, as the case may be, of this document;

(h)	if the date on or by which any act must be done under this document is not a Business Day, the act must be done on or by the next Business Day; and

(i)	where time is to be calculated by reference to a day or event, that day or the day of that event is excluded.

7358706/4	page 8

1.3	Headings

Headings do not affect the interpretation of this document.

2	Implementation of the Scheme and Demerger

(a)	Alchemia and Audeo Oncology agree to take all steps reasonably required to give effect to the Demerger in accordance with the Timetable including the steps set out in this document.

(b)	If the Effective Date has not occurred by the End Date, the parties will discuss in good faith and, if appropriate, agree a revised Timetable and revised dates for other dates referred to in this document.

(c)	If the Implementation Date has not occurred by the End Date, the Scheme will cease to be effective and this document will automatically terminate.

3	Conditions

3.1	Conditions

The Scheme will not become Effective unless each of the following Conditions are satisfied or waived in accordance with clause 3.4:

(a)	(ASIC and ASX) before 8.00 am on the Second Court Date, ASIC and the ASX issue or provide such consents, approvals or waivers or do such other acts which Alchemia determines are necessary or desirable to implement the Demerger and such acts are not withdrawn, including in the case of ASIC, providing the statement required under section 411(17)(b) of the Corporations Act.

(b)	(Independent Expert Report) the Independent Expert issues its report which concludes that the Scheme is in the best interests of Scheme Shareholders before the date on which the Scheme Booklet is registered by ASIC under the Corporations Act and the Independent Expert does not change its conclusions or withdraw its report prior to 8.00 am on the Second Court Date.

(c)	(Alchemia Shareholder approval—Scheme) Alchemia Shareholders approve the Scheme by the necessary majorities at the Scheme Meeting (or any adjournment or postponement of the Scheme Meeting).

(d)	(Alchemia Shareholder approval – Capital Reduction) Alchemia Shareholders approve the Capital Reduction by the necessary majority under the Corporations Act and the constitution of Alchemia before the Second Court Date.

(e)	(Court approval of Scheme) the Court approves the Scheme under section 411(4)(b) of the Corporations Act and an office copy of the Scheme Order is lodged with ASIC as contemplated by section 411(10) of the Corporations Act.

7358706/4	page 9

(f)	(No restraint) no temporary restraining order, preliminary or permanent injunction or other order is issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the Demerger is in effect at 8.00 am on the Second Court Date.

(g)	(CDN): before 8.00 am on the Second Court Date, Audeo Oncology has appointed CDN and CDN has agreed to the transfer to it of Audeo Oncology Shares under the Scheme;

(h)	(Sale Facility Agent) before 8.00 am on the Second Court Date, Audeo Oncology has appointed a Sale Facility Agent and the Sale Facility Agent has agreed to sell the Audeo Oncology CDIs and Audeo Oncology Shares (as relevant);

(i)	(Ability to issue Audeo Oncology CDIs) before 8.00 am on the Second Court Date, Audeo Oncology has done everything necessary under the ASX Settlement Operating Rules to enable it to issue Audeo Oncology CDls other than the transfer to CDN of Audeo Oncology Shares under the Scheme; and

(j)	(Demerger Tax relief) before 8.00 am on the Second Court Date, Alchemia obtaining Demerger Tax Relief.

3.2	Condition Subsequent

The Scheme will not be Implemented unless the Condition Subsequent is satisfied by the End Date.

3.3	Best endeavours

Alchemia and Audeo Oncology must use their best endeavours to procure that the:

(a)	Conditions are satisfied as soon as practicable after the date of this document; and

(b)	Condition Subsequent is satisfied as soon as practicable after the Effective Date.

3.4	Benefit and waiver of certain conditions

(a)	Each of the conditions in clauses 3.1(a), 3.1(b) and 3.1(f) is for the benefit of Alchemia, and any breach or non-fulfilment of those conditions can only be waived with the written consent of Alchemia.

(b)	The conditions in clauses 3.1(c), 3.1(d), 3.1(e), 3.1(g), 3.1(h), 3.1(i), 3.1(j) and 3.2 cannot be waived by either party.

(c)	If a waiver by a party of a Condition Precedent is itself conditional and the other party accepts the condition, the terms of that condition apply accordingly. If the other party does not accept a conditional waiver of the Condition Precedent, the Condition Precedent has not been waived.

(d)	If a party waives the breach or non-fulfilment of any of the Conditions or the Condition Subsequent that waiver will not preclude it from taking action against the other party for any breach of this document, including a breach that resulted in the non-fulfilment of the Condition Precedent that was waived.

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(e)	Unless specified in the waiver, a waiver of the breach or non-fulfilment of any Condition Precedent will not constitute:

(i)	a waiver of breach or non-fulfilment of any other Condition Precedent resulting from events or circumstances giving rise to the breach or non-fulfilment of the first Condition Precedent; or

(ii)	a waiver of breach or non-fulfilment of that Condition Precedent resulting from any other event or circumstance.

3.5	Regulatory Approvals

Without limiting the generality of clause 3.3:

(a)	each party must promptly apply for all relevant Regulatory Approvals, providing a copy to the other party of all such applications, and take all steps it is responsible for as part of the approval process for the Scheme, including responding to requests for information at the earliest practicable time; and

(b)	each party must use best endeavours to consult with the other in advance in relation to all material communications with any Regulatory Authority relating to any Regulatory Approval and provide the other party with all information reasonably requested in connection with the application for any Regulatory Authority.

3.6	Notification of certain events

(a)	Each party must:

(i)	(keep informed) promptly and reasonably inform the other either directly or through its legal advisers of the steps it has taken and of its progress towards satisfaction of the Conditions and the Condition Subsequent;

(ii)	(notice of satisfaction) promptly notify the other if it becomes aware that any Condition has been satisfied;

(iii)	(notice of failure) promptly notify the other if it becomes aware that any Condition has failed to be satisfied or has become incapable of being satisfied or is not reasonably capable of being satisfied or of any circumstances which may reasonably be expected to lead to such a state of affairs; and

(iv)	(notice of waiver) after having given or received a notice in accordance with clause 3.6(a)(iii) in relation to a Condition Precedent that it is entitled under clause 3.4 to waive, give notice to the other party as soon as possible (and in any event no later than five Business Days or such shorter time to ensure that notice is given before 5.00 pm on the last Business Day before the Second Court Date) as to whether or not it waives the breach or non-fulfilment of the relevant Condition Precedent, specifying the Condition Precedent in question.

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(b)	Subject to the satisfaction or waiver of the Conditions, Alchemia and Audeo Oncology must each provide the Court on the Second Court Date with a certificate that all of the Conditions (other than the Condition 3.1(e)) are satisfied, or if not satisfied, are waived.

(c)	The giving of a certificate by each of Alchemia and Audeo Oncology under clause 3.6(b) will in the absence of manifest error, be conclusive evidence of the satisfaction or waiver of the Conditions referred to in the certificate.

4	Steps for implementation

4.1	Alchemia’s obligations

Alchemia must execute all documents and do all acts and things within its power as may be necessary or desirable for the implementation and performance of the Scheme on a basis consistent with this document, in accordance with the Timetable, and in particular Alchemia must:

(a)	(Scheme Booklet) promptly prepare and, subject to approval by the Court, despatch the Scheme Booklet to the Alchemia Shareholders. Alchemia will prepare the Scheme Booklet in good faith to attempt to ensure that the Scheme Booklet complies with the requirements of:

(i)	the Corporations Act and the Corporations Regulations 2001 (Cth);

(ii)	ASIC policy; and

(iii)	the Listing Rules;

(b)	(Independent Expert) promptly appoint the Independent Expert (and any other specialist expert required) and provide all assistance and information reasonably requested by the Independent Expert (and any other specialist expert) in connection with the preparation of the necessary report(s) for inclusion in the Scheme Booklet;

(c)	(General Meeting) promptly take all steps necessary to convene the General Meeting in accordance with Alchemia’s constitution including, as required, despatching the Scheme Booklet to the Alchemia Shareholders and holding the General Meeting;

(d)	(Scheme Meeting) promptly:

(i)	apply to the Court for an order under section 411(1) of the Corporations Act directing Alchemia to convene the Scheme Meeting; and

(ii)	take all steps necessary to comply with the orders of the Court including, as required, despatching the Scheme Booklet to the Alchemia Shareholders and holding the Scheme Meeting;

7358706/4	page 12

(e)	(registration of explanatory statement) request ASIC to register the explanatory statement included in the Scheme Booklet in relation to the Scheme in accordance with section 412(6) of the Corporations Act;

(f)	(approval and implementation of Scheme) if the Scheme Resolution and the Capital Reduction Resolution are passed by the necessary majorities and once the Conditions (other than Condition 3.1(e)) are satisfied, promptly apply (and, to the extent necessary, re-apply) to the Court for orders approving the Scheme and if that approval is obtained promptly lodge with ASIC an office copy of the Scheme Order in accordance with section 411(10) of the Corporations Act;

(g)	(Capital Reduction, Demerger Dividend (if any) and transfer) if the Scheme becomes Effective and the Condition Subsequent is satisfied:

(i)	close the Alchemia Share Register as at the Scheme Record Date and determine the Capital Reduction Entitlement and Demerger Dividend Entitlement (if any) of each Scheme Shareholder;

(ii)	on or prior to the Implementation Date, if the Market Value is greater than the Audeo Oncology Book Value, ensure the board of directors of Alchemia passes the Demerger Dividend Resolution;

(iii)	on the Implementation Date, reduce the capital of each Scheme Share by the Capital Reduction Amount in accordance with the Capital Reduction Resolution;

(iv)	on the Implementation Date, pay the Demerger Dividend (if any) which will be applied in accordance with clause 4.1(g)(v); and

(v)	on the Implementation Date, Alchemia must apply the Demerger Entitlement of each Scheme Shareholder as consideration for the transfer by Alchemia to that Scheme Shareholder (or to the Sale Facility Agent as nominee for and on behalf of any Ineligible Foreign Shareholders) of the Scheme Consideration in accordance with the Scheme.

4.2	Audeo Oncology’s obligations

Audeo Oncology must execute all documents and do all acts and things within its power as may be necessary or desirable for the implementation and performance of the Scheme on a basis consistent with this document, in accordance with the Timetable, and in particular Audeo Oncology must:

(a)	(Demerger Deed Poll) prior to the First Court Date, execute the Demerger Deed Poll;

(b)	(application for listing of Audeo Oncology on NASDAQ) as soon as practicable after the date of this document:

(i)	apply to NASDAQ for admission of Audeo Oncology to NASDAQ;

(ii)	prepare and file a registration statement for Audeo Oncology in accordance with SEC rules and regulations;

(iii)	use its best endeavours to ensure that:

7358706/4	page 13

(A)	the SEC grants an order of effectiveness for the registration statement; and

(B)	trading in Audeo Oncology Shares (on a normal settlement basis) commences on NASDAQ prior to the Implementation Date;

(c)	(application for secondary listing of Audeo Oncology on ASX) prior to the Implementation Date:

(i)	apply to ASX for admission of Audeo Oncology to the Official List;

(ii)	prepare a listing memorandum for Audeo Oncology in accordance with the Listing Rules, as waived where necessary;

(iii)	use its best endeavours to ensure that:

(A)	ASX grants approval to the application for Audeo Oncology’s admission to the Official List; and

(B)	trading in Audeo Oncology CDIs (on a normal settlement basis) commences on ASX as soon as possible following the Implementation Date;

(d)	(issue of CDIs) do all things necessary under the ASX Settlement Operating Rules to enable the Audeo Oncology CDIs to be issued;

(e)	(issue of Audeo Oncology Shares) do all things necessary to enable the Audeo Oncology Shares to be issued;

(f)	(execution of Underwriting Agreement) if the Scheme becomes Effective, and only if agreed to by Alchemia, execute the Underwriting Agreement;

(g)	(Completion) if the Underwriting Agreement is executed, use its best endeavours to ensure the Condition Subsequent is satisfied by the End Date; and

(h)	(Scheme Consideration and registration) if the Scheme becomes Effective and the Condition Subsequent is satisfied, Audeo Oncology must, on the Implementation Date, register the transfer of the Scheme Consideration referred to in clause 4.1(g)(v) in accordance with the Scheme and the Demerger Deed Poll.

4.3	Execution of Underwriting Agreement

Audeo Oncology will not execute, vary or terminate the Underwriting Agreement without the prior written consent of Alchemia.

5	Obligations after the Implementation Date

5.1	Alchemia’s obligations

After the Implementation Date, Alchemia must:

(a)	(sale of entitlements) if a Scheme Shareholder is an Ineligible Foreign Shareholder for the purposes of the transfer of the Scheme

7358706/4	page 14

Consideration, within 20 Business Days after the Implementation Date sell or procure the sale of the Audeo Oncology CDIs or Audeo Oncology Shares to which that Ineligible Foreign Shareholder is entitled under the Scheme and remit the proceeds of sale to the Ineligible Foreign Shareholder in the manner described in the Scheme; and

(b)	(Alchemia’s independence) use its best endeavours to transition away from using Audeo Oncology’s services under the Transition Services Agreement.

5.2	Audeo Oncology’s obligations

After the Implementation Date, Audeo Oncology must:

(a)	send, or cause to be sent, in the case of Audeo Oncology Shares, transaction confirmations and in the case of Audeo Oncology CDIs, holding statements, in respect of the Scheme Consideration transferred under the Scheme, within the time required by US securities laws or the ASX Settlement Operating Rules (as appropriate); and

(b)	issue Audeo Oncology Warrants in accordance with the terms of the Intra-group Transfer Agreement.

6	GST

6.1	Construction

In this clause 6:

(a)	words and expressions which are not defined in this document but which have a defined meaning in GST Law have the same meaning as in the GST Law;

(b)	GST Law has the same meaning given to that expression in the A New Tax System (Goods and Services Tax) Act 1999; and

(c)	references to GST payable and input tax credit entitlement include GST payable by, and the input tax credit entitlement of, the representative member for a GST group of which the entity is a member.

6.2	Consideration GST exclusive

Unless otherwise expressly stated, all prices or other sums payable or consideration to be provided under this document are exclusive of GST.

6.3	Payment of GST

If GST is payable on any supply made by a party (or any entity through which that party acts) (Supplier) under or in connection with this document, the recipient will pay to the Supplier an amount equal to the GST payable on the supply.

7358706/4	page 15

6.4	Timing of GST payment

The recipient will pay the amount referred to in clause 6.3 in addition to and at the same time that the consideration for the supply is to be provided under this document.

6.5	Tax invoice

The Supplier must deliver a tax invoice or an adjustment note to the recipient before the Supplier is entitled to payment of an amount under clause 6.3. The recipient can withhold payment of the amount until the Supplier provides a tax invoice or an adjustment note, as appropriate.

6.6	Adjustment event

If an adjustment event arises in respect of a taxable supply made by a Supplier under this document, the amount payable by the recipient under clause 6.3 will be recalculated to reflect the adjustment event and a payment will be made by the recipient to the Supplier or by the Supplier to the recipient as the case requires.

6.7	Reimbursements

Where a party is required under this document to pay or reimburse an expense or outgoing of another party, the amount to be paid or reimbursed by the first party will be the sum of:

(a)	the amount of the expense or outgoing less any input tax credits in respect of the expense or outgoing to which the other party is entitled; and

(b)	if the payment or reimbursement is subject to GST, an amount equal to that GST.

6.8	No merger

This clause 6 does not merge in the completion or termination of this document or on the transfer of the property supplied under this document.

7	Notices

7.1	General

A notice, demand, certification, process or other communication relating to this document must be in writing in English and may be given by an agent of the sender.

7.2	How to give a communication

In addition to any other lawful means, a communication may be given by being:

(a)	personally delivered;

(b)	left at the party’s current delivery address for notices;

(c)	sent to the party’s current postal address for notices by pre-paid ordinary mail or, if the address is outside Australia,

by pre-paid airmail; or

7358706/4	page 16

(d)	sent by fax to the party’s current fax number for notices.

The parties will use all reasonable endeavours to provide a copy of any communication provided under this clause by email to the email address of the other party set out in clause 7.3. To avoid doubt, such email communication is provided as support for the official communication provided in accordance with paragraphs (a) to (d) of this clause and does not supersede or replace any obligation on a party to provide that communication in accordance with paragraphs (a) to (d) of this clause or derogate from the other provisions of this clause 7.

7.3	Particulars for delivery of notices

(a)	The particulars for delivery of notices are initially:

Alchemia

Delivery address:	3 Hi Tech Court, Eight Mile Plains, Brisbane, Queensland 4113

Postal address:	3 Hi Tech Court, Eight Mile Plains, Brisbane, Queensland 4113

Fax:	+61 7 3340 0222

Attention:	Tracie Ramsdale

Audeo Oncology

Delivery address:	3 Hi Tech Court, Eight Mile Plains, Brisbane, Queensland 4113

Postal address:	3 Hi Tech Court, Eight Mile Plains, Brisbane, Queensland 4113

Fax:	+61 7 3340 0222

Attention:	Charles Walker

(b)	Each party may change its particulars for delivery of notices by notice to each other party.

7.4	Communications by post

Subject to clause 7.6, a communication is given if posted:

(a)	within Australia to an Australian postal address, three Business Days after posting; or

(b)	outside of Australia to an Australian postal address or within Australia to an address outside of Australia, ten Business Days after posting.

7.5	Communications by fax

Subject to clause 7.6, a communication is given if sent by fax, when the sender’s fax machine produces a report that the fax was sent in full to the addressee. That report is conclusive evidence that the addressee received the fax in full at the time indicated on that report.

7358706/4	page 17

7.6	After hours communications

If a communication is given:

(a)	after 5.00 pm in the place of receipt; or

(b)	on a day which is a Saturday, Sunday or bank or public holiday in the place of receipt,

it is taken as having been given at 9.00 am on the next day which is not a Saturday, Sunday or bank or public holiday in that place.

7.7	Process service

Any process or other document relating to litigation, administrative or arbitral proceedings relating to this document may be served by any method contemplated by this clause 7 or in accordance with any applicable law.

8	General

8.1	Duty

(a)	Alchemia as between the parties is liable for and must pay all duty (including any fine, interest or penalty except where it arises from default by the other party) on or relating to this document, the Scheme, the Demerger Deed Poll, any document executed under any of these, or any dutiable transaction evidenced or effected by any of these.

(b)	If a party other than Alchemia pays any duty (including any fine, interest or penalty) on or relating to this document, the Scheme, the Demerger Deed Poll, any document executed under any of these, or any dutiable transaction evidenced or effected by any of these, Alchemia must pay that amount to the paying party on demand.

8.2	Legal costs

(a)	Subject to clause 8.1, Alchemia must bear the costs and expenses in respect of the negotiation, preparation, execution of this document and any other agreement or document entered into or signed under this document.

(b)	Any action to be taken by a party in performing its obligations under this document must be taken at its own cost and expense unless otherwise expressly provided in this document.

8.3	Amendment

This document may only be varied or replaced by a document executed by the parties.

8.4	Waiver and exercise of rights

(a)	A single or partial exercise or waiver by a party of a right relating to this document does not prevent any other exercise of that right or the exercise of any other right.

7358706/4	page 18

(b)	A party is not liable for any loss, cost or expense of any other party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

8.5	Rights cumulative

Except as expressly stated otherwise in this document, the rights of a party under this document are cumulative and are in addition to any other rights of that party.

8.6	Consents

Except as expressly stated otherwise in this document, a party may conditionally or unconditionally give or withhold any consent to be given under this document and is not obliged to give its reasons for doing so.

8.7	Further steps

Each party must promptly do whatever any other party reasonably requires of it to give effect to this document and to perform its obligations under it.

8.8	Governing law and jurisdiction

(a)	This document is governed by and is to be construed in accordance with the laws applicable in Queensland.

(b)	Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in Queensland and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.

8.9	Assignment

(a)	A party must not assign or deal with any right under this document without the prior written consent of the other parties.

(b)	Any purported dealing in breach of this clause is of no effect.

8.10	Liability

An obligation of two or more persons binds them separately and together.

8.11	Counterparts

This document may consist of a number of counterparts and, if so, the counterparts taken together constitute one document.

8.12	Entire understanding

(a)	The Transaction Documents contain the entire understanding between the parties as to the subject matter of the Transaction Documents.

(b)	All previous negotiations, understandings, representations, warranties, memoranda or commitments concerning the subject matter of the Transaction Documents are merged in and superseded by the Transaction Documents and are of no effect. No party is liable to any other party in respect of those matters.

7358706/4	page 19

(c)	No oral explanation or information provided by any party to another:

(i)	affects the meaning or interpretation of this document; or

(ii)	constitutes any collateral agreement, warranty or understanding between any of the parties.

8.13	Relationship of parties

This document is not intended to create a partnership, joint venture or agency relationship between the parties.

8.14	No merger

The rights and obligations of the parties will not merge on the completion of any transaction contemplated by this document. They will survive the execution and delivery of any assignment or other document entered into for the purpose of implementing a transaction.

7358706/4	page 20

Schedule

Timetable

Action	Date
Draft Scheme Booklet lodged with ASIC	21 August 2012
Deed Poll executed by Audeo Oncology	21 August 2012
First Court Date	24 August 2012
Scheme Booklet dispatched to Alchemia Shareholders	3 September 2012
Scheme Meeting	5 October 2012
Second Court Date	9 October 2012
Effective Date: office copy of Court order approving the Scheme lodged with ASIC	10 October 2012
Record Date	Trading Day 4
Implementation Date	Trading Day 5

7358706/4	page 21

Executed as an agreement.

Executed by Alchemia Limited	) ) )
/s/ Stephen Denaro		/s/ Tracie Ramsdale
Company Secretary		Director

Stephen Denaro		Tracie Ramsdale
Name of Company Secretary/Director (print)		Name of Director (print)

Executed by Audeo Oncology, Inc.

/s/ Charles Walker
Signature

Charles Walker
by (print name)

Chief Financial Officer
its (print title)

7358706/4	page 22

Annexure A

Scheme

7358706/4	page 23

Alchemia Limited

The holders of ordinary shares in Alchemia Limited

Scheme of arrangement

Pursuant to section 411 of the Corporations Act

7358706/4	page 24

Contents

1 Interpretation	27

1.1 Definitions	27
1.2 Construction	32
1.3 Headings	33

2 Preliminary	33

2.1 Alchemia	33
2.2 Audeo Oncology	33
2.3 Summary of the Scheme	34
2.4 Demerger Implementation Agreement	34
2.5 Demerger Deed Poll	34

3 Conditions	35

3.1 Conditions of Scheme	35
3.2 Conditions Subsequent	36
3.3 Waiver of condition	36
3.4 Certificate	36
3.5 Conclusive evidence	36
3.6 Termination of Demerger Implementation Agreement	36
3.7 Effective Date	37

4 Scheme	37

4.1 Issue of Audeo Oncology Shares to Alchemia	37
4.2 Demerger Dividend Resolution	37
4.3 Capital Reduction and Demerger Dividend (if any)	37
4.4 Entitlements of Scheme Shareholders	37
4.5 Election	38
4.6 Transfer of Audeo Oncology Shares and issue of Audeo Oncology CDIs	38
4.7 Dispatch of holding statements and transaction confirmations	39
4.8 Enforcement of Demerger Deed Poll	39
4.9 Ineligible Foreign Shareholders	40
4.10 Joint holders	41
4.11 Fractional entitlements	42

5 Scheme Shareholders	42

5.1 Appointment of Alchemia as sole attorney and agent	42
5.2 Scheme Shareholder’s consent	42

6 Dealings in Alchemia Shares	43

6.1 Alchemia Share Register	43
6.2 Determination of Scheme Shareholders	43

7 Notices	44

7.1 General	44
7.2 Communications by post	44
7.3 Communications by fax	44
7.4 After hours communications	44

7358706/4	page 25

8 General	44

8.1 Alchemia and Scheme Shareholders bound	44
8.2 Further assurances	44
8.3 Alterations and conditions	44
8.4 Costs	45
8.5 Governing law and jurisdiction	45

7358706/4	page 26

Parties

Alchemia Limited ACN 071 666 334 of 3 Hi Tech Court, Eight Mile Plains, Brisbane, Queensland 4113 (Alchemia)

The holders of ordinary shares in Alchemia Limited as at the Scheme Record Date

Agreed terms

1	Interpretation

1.1	Definitions

In this document:

Alchemia Option means an option to acquire Alchemia Shares under the Alchemia Option Plan.

Alchemia Option Plan means the Alchemia Limited Employee Share Option Plan as amended and approved by Alchemia Shareholders at the 2010 annual general meeting.

Alchemia Share Register means the share register of members of Alchemia maintained in accordance with the Corporations Act.

Alchemia Share means a fully paid ordinary share in the capital of Alchemia.

Alchemia Shareholder means a person who is registered as the holder of Alchemia Shares.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited ABN 98 008 624 691 or, as the context requires, the financial market operated by it.

ASX Settlement means ASX Settlement Pty Limited ABN 49 008 504 532.

ASX Settlement Operating Rules means the operating rules of the clearing and settlement facility operated by ASX Settlement.

ATO means the Australian Taxation Office.

Audeo Fundraising and IPO means the initial public offering of Audeo Oncology Shares.

Audeo Fundraising and IPO Share Price means the price at which Audeo Oncology Shares are issued under the Audeo Fundraising and IPO.

Audeo Oncology Book Value means $54,442,340.

7358706/4	page 27

Audeo Oncology means Audeo Oncology, Inc. of 100 Pine Street, Suite 2040, San Francisco, California 94111.

Audeo Oncology CDI means a CHESS depositary interest to be issued in connection with the Scheme representing an interest in one corresponding Audeo Oncology Share.

Audeo Oncology Register means:

(a)	in the case of Audeo Oncology Shares, the share register of members of Audeo Oncology maintained by or on behalf of Audeo Oncology; and

(b)	in the case of Audeo Oncology CDIs, the CDI register of Audeo Oncology maintained by or on behalf of Audeo Oncology.

Audeo Oncology Registry means the registry that maintains the Audeo Oncology Register on behalf of Audeo Oncology.

Audeo Oncology Warrant means an option to acquire Audeo Oncology Shares.

Audeo Oncology Share means a fully paid share in the common stock of Audeo Oncology to be issued in connection with the Scheme.

Business Day means a day on which banks are open for business in Brisbane, excluding a Saturday, Sunday or public holiday and which is a “Business Day” as defined in the Listing Rules.

Capital Reduction means a reduction of the share capital of Alchemia equal to:

(a)	if the Market Value is equal to or greater than the Audeo Oncology Book Value, the Audeo Oncology Book Value; or

(b)	if the Market Value is less than the Audeo Oncology Book Value, the Market Value.

Capital Reduction Amount means, in respect of each Scheme Share, the amount of capital that is to be reduced in accordance with the Capital Reduction Resolution, being the Capital Reduction divided by the number of Scheme Shares.

Capital Reduction Entitlement means, in relation to each Scheme Shareholder, the Capital Reduction Amount multiplied by the number of Scheme Shares held by that Scheme Shareholder.

Capital Reduction Resolution means the ordinary resolution to approve the reduction of the share capital of Alchemia to be considered at the General Meeting.

CDN means CHESS Depositary Nominees Pty Limited ABN 75 071 346 506.

CHESS means the Clearing House Electronic Subregister System, which facilitates electronic security transfer in Australia, operated by ASX Settlement.

Completion means when both of the following have occurred:

7358706/4	page 28

(a)	an underwriting agreement is executed with Audeo Oncology for an amount, not exceeding US$60 million, expected at the time to be sufficient to complete the pivotal Phase III clinical trial of HA-Irinotecan for metastatic colorectal cancer and to cover associated working capital requirements; and

(b)	the receipt by Audeo Oncology in cleared funds of the underwritten amount.

Conditions means the conditions in clause 3.1.

Condition Subsequent means Completion of the Audeo Fundraising and IPO.

Corporations Act means the Corporations Act 2001 (Cth).

Court means the Federal Court of Australia or any other court of competent jurisdiction under the Corporations Act agreed in writing by Alchemia and Audeo Oncology.

Demerger means the proposal by Alchemia to effect the demerger of Audeo Oncology from Alchemia to be implemented by way of the Capital Reduction, the Demerger Dividend (if any) and the Scheme in the manner more fully described in the Scheme Booklet.

Demerger Deed Poll means the deed poll to be executed by Audeo Oncology in favour of the Scheme Shareholders and the Investors.

Demerger Dividend means the aggregate of the special dividend (if any) to be paid pursuant to the Demerger Dividend Resolution, which is equal to the amount by which the Market Value exceeds the Audeo Oncology Book Value.

Demerger Dividend Amount means the amount of the Demerger Dividend (if any) divided by the number of Scheme Shares.

Demerger Dividend Entitlement in relation to each Scheme Shareholder, means the Demerger Dividend Amount (if any) multiplied by the number of Scheme Shares held by that Scheme Shareholder.

Demerger Dividend Resolution means the resolution by the Alchemia board of directors to resolve to pay a special dividend to Scheme Shareholders if the Market Value is greater than the Audeo Oncology Book Value for an aggregate amount equal to the amount by which the Market Value exceeds the Audeo Oncology Book Value.

Demerger Entitlement means the aggregate of the Capital Reduction Entitlement and the Demerger Dividend Entitlement (if any).

Demerger Implementation Agreement means the demerger implementation agreement between Alchemia and Audeo Oncology dated on or about 22 August 2012, relating to the implementation of the Demerger.

Demerger Tax Relief means relief from any Australian capital gains tax that may arise from the transfer of shares in Audeo Oncology to Scheme Shareholders and confirmation from the ATO that no part of the Demerger Entitlement will be an assessable dividend.

7358706/4	page 29

Effective means the coming into effect, under section 411(10) of the Corporations Act, of the order of the Court made under section 411(4)(b) in relation to the Scheme.

Effective Date means the date on which the Scheme becomes Effective.

Eligible Shareholder means an Alchemia Shareholder as at the Scheme Record Date whose registered address on the Alchemia Share Register is in:

(a)	Australia;

(b)	New Zealand;

(c)	the US;

(d)	the United Kingdom;

(e)	France;

(f)	Germany;

(g)	the Netherlands;

(h)	Switzerland;

(i)	Singapore;

(j)	Hong Kong; or

(k)	any other jurisdiction in which Alchemia reasonably believes that the implementation of the Scheme and the issue of Audeo Oncology CDIs and transfer of Audeo Oncology Shares to Scheme Shareholders in that jurisdiction is not prohibited, not unduly onerous and not impracticable, unless Alchemia determines as at the Scheme Record Date that the requirements of any exemption from applicable regulatory requirements in a relevant jurisdiction is not or is no longer available for any particular Alchemia Shareholder, in which case it may determine that that Alchemia Shareholder is not an Eligible Shareholder.

End Date means 31 December 2012.

General Meeting means the general meeting of Alchemia Shareholders to be convened to consider the Capital Reduction Resolution.

(A) HA-Irinotecan means a HyACT-targeted version of the chemotherapeutic drug irinotecan.

HyACT means Hyaluronic Acid Chemotransport Technology.

(B) Implementation Date means the date that is one Business Day after Completion of the Audeo Fundraising and IPO or such later date (being a date that is not later than the End Date) as:

(a)	Alchemia and Audeo Oncology may agree; or

(b)	may be required by the ASX.

Independent Expert means BDO Corporate Finance (QLD) Limited ABN 54 010 185 725.

7358706/4	page 30

Ineligible Foreign Shareholders means an Alchemia Shareholder who is not an Eligible Shareholder.

Intra-group Transfer Agreement means the agreement for the transfer of the Oncology Business by Alchemia to Audeo Oncology in consideration for shares issued in the capital of Audeo Oncology between Alchemia and Audeo Oncology dated 28 June 2012.

Investors means the persons and entities who have a right to receive Audeo Oncology Warrants as set out in schedule 2 of the Demerger Deed Poll.

Listing Rules means the official listing rules of the ASX.

Market Value means the amount which is the Audeo Fundraising and IPO Share Price multiplied by the number of Audeo Oncology Shares issued to Scheme Shareholders under the Scheme.

NASDAQ means the NASDAQ Stock Market.

Oncology Business means Alchemia’s business which is focussed on the use of HyACT (oncology) technology to improve existing drugs used to treat and manage cancer.

Registered Address means, in relation to an Alchemia Shareholder, the address shown in the Alchemia Share Register as at the Scheme Record Date.

Restated Certificate of Incorporation and By-Laws means the constituent documents of Audeo Oncology.

Sale Facility means the facility under which Audeo Oncology Shares or Audeo Oncology CDIs to which Ineligible Foreign Shareholders would otherwise have been entitled under the Scheme are sold.

Sale Facility Agent means the entity who will be appointed to sell or facilitate the issue or transfer of the Audeo Oncology CDIs or Audeo Oncology Shares on behalf of the Ineligible Foreign Shareholders.

Scheme means this scheme of arrangement, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and agreed or consented to by Alchemia and Audeo Oncology.

Scheme Booklet means the information to be dispatched to Alchemia Shareholders and approved by the Court, including the Scheme, explanatory statement in relation to the Scheme issued pursuant to section 412 of the Corporations Act and registered with ASIC, the Independent Expert’s Report, the Demerger Deed Poll, a summary of this document and the notices convening the General Meeting and the Scheme Meeting (together with, in each case, proxy forms).

Scheme Meeting means the meeting of Alchemia Shareholders to be convened by the Court in relation to the Scheme in accordance with section 411(1) of the Corporations Act.

Scheme Order means the order of the Court made for the purposes of section 411(4)(b) of the Corporations Act in respect of the Scheme.

7358706/4	page 31

Scheme Record Date means five Trading Days after the last Trading Day for Alchemia Shares to trade with an entitlement to the Demerger Entitlement.

Share Registry means Link Market Services Limited ABN 54 083 214 537.

Scheme Shareholder means a person registered in the Alchemia Share Register as the holder of Scheme Shares on the Scheme Record Date.

Scheme Share means each Alchemia Share on issue on the Scheme Record Date.

Second Court Date means the first day of the Second Court Hearing or, if the Second Court Hearing is adjourned for any reason, the first day on which the adjourned application is heard.

Second Court Hearing means the hearing of the application made to the Court for the Scheme Order.

Subsidiary has the meaning given in the Corporations Act.

Trading Day has the meaning given in the Listing Rules.

1.2	Construction

Unless expressed to the contrary, in this document:

(a)	words in the singular include the plural and vice versa;

(b)	if a word or phrase is defined its other grammatical forms have corresponding meanings;

(c)	“includes” means includes without limitation;

(d)	no rule of construction will apply to a clause to the disadvantage of a party merely because that party put forward the clause or would otherwise benefit from it;

(e)	words and phrases have the same meaning (if any) given to them in the Corporations Act;

(f)	a reference to:

(i)	a holder includes a joint holder;

(ii)	a person includes a partnership, joint venture, unincorporated association, corporation and a government or statutory body or authority;

(iii)	a person includes the person’s legal personal representatives, successors, assigns and persons substituted by novation;

(iv)	any legislation includes subordinate legislation under it and includes that legislation and subordinate legislation as modified or replaced;

(v)	an obligation includes a warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation;

(vi)	a right includes a benefit, remedy, discretion or power;

7358706/4	page 32

(vii)	time is to local time in Brisbane, Australia;

(viii)	“$” or “dollars” is a reference to Australian currency;

(ix)	this or any other document includes the document as novated, varied or replaced and despite any change in the identity of the parties;

(x)	writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes fax transmissions;

(xi)	this document includes all schedules and annexures to it; and

(xii)	a clause, party, schedule, exhibit or annexure is a reference to a clause, party, schedule, exhibit or annexure, as the case may be, of this document;

(g)	if the date on or by which any act must be done under this document is not a Business Day, the act must be done on or by the next Business Day; and

(h)	where time is to be calculated by reference to a day or event, that day or the day of that event is excluded.

1.3	Headings

Headings do not affect the interpretation of this document.

2	Preliminary

2.1	Alchemia

(a)	Alchemia is:

(i)	a public company limited by shares under section 112(1) of the Corporations Act;

(ii)	incorporated in Australia and registered in Queensland, having its registered office at Eight Mile Plains, Brisbane, Queensland 4113; and

(iii)	admitted to the official list of the ASX and fully paid Alchemia Shares are quoted on the official list of the ASX.

(b)	As at the date of the Demerger Implementation Agreement:

(i)	280,617,079 Alchemia Shares were on issue; and

(ii)	3,463,000 Alchemia Options which may convert into Alchemia Shares were on issue.

2.2	Audeo Oncology

(a)	Audeo Oncology is a corporation incorporated in Delaware, the United States, having its registered office at 100 Pine Street, Suite 2040, San Francisco, California 94111.

7358706/4	page 33

(b)	As at the date of the Demerger Implementation Agreement 7,500,020 Audeo Oncology Shares were on issue.

2.3	Summary of the Scheme

If the Scheme becomes Effective and the Condition Subsequent is satisfied by the End Date, but subject to clauses 3.1 and 3.6, then on the Implementation Date:

(a)	Alchemia will reduce its share capital by the amount of the Capital Reduction and will, if the Market Value exceeds the Audeo Oncology Book Value pay the Demerger Dividend;

(b)	Alchemia will apply the Demerger Entitlement on behalf of each Scheme Shareholder as consideration in full and exchange for:

(i)	if a Scheme Shareholder is an Eligible Shareholder:

(A)	and elects to receive Audeo Oncology Shares, the transfer of Audeo Oncology Shares to each Scheme Shareholder; and

(B)	otherwise, the transfer of Audeo Oncology Shares to CDN and issue of Audeo Oncology CDIs to each Scheme Shareholder; and

(ii)	if a Scheme Shareholder is an Ineligible Foreign Shareholder, the transfer of Audeo Oncology Shares to CDN and issue of Audeo Oncology CDIs to the Sale Facility Agent; and

(c)	Audeo Oncology will cease to be a Subsidiary of Alchemia.

2.4	Demerger Implementation Agreement

Alchemia and Audeo Oncology have entered into the Demerger Implementation Agreement pursuant to which, among other things, Alchemia has agreed to propose the Scheme to Alchemia Shareholders and each of Alchemia and Audeo Oncology have agreed to take all steps to give effect to the Capital Reduction, the Demerger Dividend (if any) and the Scheme.

2.5	Demerger Deed Poll

Audeo Oncology has executed the Demerger Deed Poll in favour of Scheme Shareholders and Investors pursuant to which it has covenanted to:

(a)	perform its obligations under the Scheme and do all things necessary or expedient on its part to implement the Scheme; and

(b)	issue the Audeo Oncology Warrants to the Investors in accordance with their terms.

7358706/4	page 34

3	Conditions

3.1	Conditions of Scheme

The Scheme is conditional upon the satisfaction or waiver of the following conditions:

(a)	(ASIC and ASX) before 8.00 am on the Second Court Date, ASIC and the ASX issue or provide such consents, approvals or waivers or do such other acts which Alchemia determines are necessary or desirable to implement the Demerger and such acts are not withdrawn, including in the case of ASIC, providing the statement required under section 411(17)(b) of the Corporations Act;

(b)	(Independent Expert Report) the Independent Expert issues its report which concludes that the Scheme is in the best interests of Scheme Shareholders before the date on which the Scheme Booklet is registered by ASIC under the Corporations Act and the Independent Expert does not change its conclusions or withdraw its report prior to 8.00 am on the Second Court Date;

(c)	(Alchemia Shareholder approval—Scheme) Alchemia Shareholders approve the Scheme by the necessary majorities at the Scheme Meeting (or any adjournment or postponement of the Scheme Meeting);

(d)	(Alchemia Shareholder approval—Capital Reduction) Alchemia Shareholders approve the Capital Reduction by the necessary majority under the Corporations Act and the constitution of Alchemia before the Second Court Date.

(e)	(Court approval of Scheme) the Court approves the Scheme under section 411(4)(b) of the Corporations Act and an office copy of the Scheme Order is lodged with ASIC as contemplated by section 411(10) of the Corporations Act;

(f)	(No restraint) no temporary restraining order, preliminary or permanent injunction or other order is issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the Demerger is in effect at 8.00 am on the Second Court Date;

(g)	(CDN) before 8.00 am on the Second Court Date, Audeo Oncology has appointed CDN and CDN has agreed to the transfer to it of Audeo Oncology Shares under the Scheme;

(h)	(Sale Facility Agent) before 8.00 am on the Second Court Date, Audeo Oncology has appointed a Sale Facility Agent and the Sale Facility Agent has agreed to sell the Audeo Oncology CDIs and Audeo Oncology Shares (as relevant);

(i)	(Ability to issue Audeo Oncology CDIs) before 8.00 am on the Second Court Date, Audeo Oncology has done everything necessary under the ASX Settlement Operating Rules to enable it to issue Audeo Oncology CDls other than the transfer to CDN of Audeo Oncology Shares under the Scheme; and

7358706/4	page 35

(j)	(Demerger Tax relief) before 8.00 am on the Second Court Date, Alchemia obtaining Demerger Tax Relief.

3.2	Conditions Subsequent

The Scheme will not be implemented and clauses 4 to 6 will not take effect unless the Condition Subsequent is satisfied by the End Date. If the Condition Subsequent is satisfied by the End Date, the Scheme will be implemented and clause 4 to 6 will take effect on the date of satisfaction of the Condition Subsequent.

3.3	Waiver of condition

(a)	Each of the conditions in clauses 3.1(a) and 3.1(f) is for the benefit of Alchemia, and any breach or non-fulfilment of those conditions can only be waived with the consent Alchemia.

(b)	The conditions in clauses 3.1(b), 3.1(c), 3.1(d), 3.1(e), 3.1(g), 3.1(h), 3.1(i), 3.1(j) and 3.2 cannot be waived by either party.

3.4	Certificate

Alchemia must provide, and must procure Audeo Oncology to provide, to the Court on the Second Court Date a certificate authorised by its respective board and signed by at least one of its respective directors (or such other evidence as the Court may request) stating (to the best of its knowledge) whether or not the conditions in clause 3.1 (other than clause 3.1(e)) have been satisfied or waived (subject to the terms of the Demerger Implementation Agreement) as at 8.00 am on the Second Court Date.

3.5	Conclusive evidence

The giving of a certificate by each of Alchemia and Audeo Oncology in accordance with clause 3.4 will, in the absence of manifest error, be conclusive evidence of the matters referred to in the certificate.

3.6	Termination of Demerger Implementation Agreement

Without limiting rights under the Demerger Implementation Agreement, if:

(a)	the Demerger Implementation Agreement is terminated in accordance with its terms before 8.00 am on the Second Court Date;

(b)	the Conditions are not satisfied or waived by the time required;

(c)	the Condition Subsequent is not satisfied by the End Date; or

(d)	the Effective Date has not occurred on or before the End Date,

the Scheme will have no further operation, will come to an end and will and be of no further force or effect and Alchemia and Audeo Oncology are each released from:

(e)	any further obligation to take steps to implement the Scheme; and

(f)	any liability with respect to the Scheme.

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3.7	Effective Date

This Scheme takes effect on the Effective Date.

4	Scheme

4.1	Issue of Audeo Oncology Shares to Alchemia

The Audeo Oncology Shares:

(a)	are or will be validly issued;

(b)	are or will be fully paid; and

(c)	rank pari passu in all respects with all other Audeo Oncology Shares then issued and outstanding.

4.2	Demerger Dividend Resolution

Prior to the Implementation Date and if the Market Value is greater than the Audeo Oncology Book Value, the board of directors of Alchemia will pass the Demerger Dividend Resolution.

4.3	Capital Reduction and Demerger Dividend (if any)

On the Implementation Date:

(a)	Alchemia will reduce its share capital in accordance with the Capital Reduction Resolution;

(b)	if the Market Value is greater than the Audeo Oncology Book Value, Alchemia will declare the Demerger Dividend; and

(c)	Alchemia must apply the Demerger Entitlement of each Scheme Shareholder in accordance with clause 4.4.

4.4	Entitlements of Scheme Shareholders

The Demerger Entitlement of each Scheme Shareholder, will, on the Implementation Date, be applied as follows:

(a)	for each Scheme Shareholder, who is an Eligible Shareholder, by Alchemia as consideration in full and in exchange for:

(i)	if a Scheme Shareholder elects to receive Audeo Oncology Shares, the transfer by Alchemia to that Scheme Shareholder of one Audeo Oncology Share; and

(ii)	otherwise, the issue to that Scheme Shareholder of one Audeo Oncology CDI,

for every 37 Scheme Shares held by that Scheme Shareholder, in accordance with clause 4.6; and

(b)

for each Ineligible Foreign Shareholder, by Alchemia procuring (on behalf of that Ineligible Foreign Shareholder) the Sale Facility Agent to sell as soon as reasonably practicable after the Implementation Date, in a manner reasonably determined by Alchemia and the Sale Facility

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Agent, that number of Audeo Oncology CDIs or Audeo Oncology Shares to which that Ineligible Foreign Shareholder would otherwise have been entitled, in accordance with clause 4.9.

4.5	Election

(a)	Each Scheme Shareholder who is an Eligible Shareholder may make an election to receive Audeo Oncology Shares rather than Audeo Oncology CDIs under the Scheme by 10.00 am on 3 October 2012 (or such other date as agreed by Alchemia and Audeo Oncology in writing) to the Share Registry.

(b)	An election under clause 4.5(a) may only be made in respect of all and not part of the Scheme Shares held by a Scheme Shareholder who is an Eligible Foreign Shareholder.

(c)	If a Scheme Shareholder who is an Eligible Shareholder does not make an election in accordance with clause 4.5(a), that Scheme Shareholder will receive Audeo Oncology CDIs under the Scheme.

4.6	Transfer of Audeo Oncology Shares and issue of Audeo Oncology CDIs

The obligations of Alchemia under clause 4.4(a) will be discharged by:

(a)	Alchemia executing a transfer or transfers of Audeo Oncology Shares to:

(i)	if a Scheme Shareholder elects to receive Audeo Oncology Shares, the Scheme Shareholder; and

(ii)	otherwise, CDN as nominee for the relevant Scheme Shareholders,

in the numbers determined in accordance with clause 4.4(a) and delivering the transfer or transfers of such Audeo Oncology Shares to Audeo Oncology for registration;

(b)	Alchemia procuring Audeo Oncology to register the transfers delivered to Audeo Oncology under clause 4.6(a) by entering in the Audeo Oncology Register the name of each Scheme Shareholder or CDN (as relevant) in respect of the Audeo Oncology Shares transferred to the relevant Scheme Shareholder or CDN (as relevant) in accordance with this Scheme; and

(c)	if a Scheme Shareholder receives Audeo Oncology CDIs, Alchemia procuring Audeo Oncology to:

(i)	issue, or procure the issue of, to those Scheme Shareholders Audeo Oncology CDIs in the numbers determined in accordance with clause 4.4(a); and

(ii)	record in the Audeo Oncology Register each person who is to receive an Audeo Oncology CDI under clause 4.6(c)(i).

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4.7	Dispatch of holding statements and transaction confirmations

(a)	As soon as practicable after the Implementation Date, Alchemia will procure that Audeo Oncology sends:

(i)	to Scheme Shareholders that are entitled to and elect to receive Audeo Oncology Shares, transaction confirmations for the Audeo Oncology Shares to which they are entitled;

(ii)	for Ineligible Foreign Shareholders:

(A)	to CDN, as the nominee for the Sale Facility Agent, transaction confirmations for the Audeo Oncology Shares which that Ineligible Foreign Shareholder would otherwise be entitled; and

(B)	to the Sale Facility Agent as nominee for the Ineligible Foreign Shareholders, holding statements for the Audeo Oncology CDIs to which that Ineligible Foreign Shareholder would otherwise be entitled; and

(iii)	for all other Scheme Shareholders:

(A)	to CDN as nominee for that Scheme Shareholder, transaction confirmations for the Audeo Oncology Shares to which that Scheme Shareholder would otherwise be entitled; and

(B)	to that Scheme Shareholder, holding statements for the Audeo Oncology CDIs to which that Scheme Shareholder would otherwise be entitled,

by prepaid post (in the case of holding statements) or first class post (in the case of transaction confirmations) to:

(C)	in the case of Scheme Participants, their Registered Addresses, unless that Scheme Participant has directed otherwise, does not have a Registered Address or where Alchemia and Audeo Oncology believe that such Scheme Participant is not known at their Registered Address;

(D)	in the case of the Sale Facility Agent, the address notified to Alchemia by the Sale Facility Agent; and

(E)	in the case of CDN, the address notified to Alchemia by CDN.

4.8	Enforcement of Demerger Deed Poll

Alchemia undertakes in favour of each Scheme Shareholder and Investor to enforce the Demerger Deed Poll against Audeo Oncology on behalf of and as agent for the Scheme Shareholders and Investors.

7358706/4	page 39

4.9	Ineligible Foreign Shareholders

(a)	In respect of Scheme Shares held by Ineligible Foreign Shareholders, the obligations of Alchemia under clause 4.4(b) will be discharged by Alchemia:

(i)	as soon as reasonably practicable after the Implementation Date, procuring the sale, pursuant to the Sale Facility, of Audeo Oncology CDIs to which the Ineligible Foreign Shareholders would otherwise have been entitled or the underlying Audeo Oncology Shares their Audeo Oncology CDIs represent a beneficial entitlement in, in a manner reasonably determined by Alchemia and the Sale Facility Agent;

(ii)	accounting to each Ineligible Foreign Shareholder for the net proceeds of sale of those Audeo Oncology CDIs and Audeo Oncology Shares after deducting any applicable brokerage, registry fees, duties and charges, at the Ineligible Foreign Shareholder’s cost and in full satisfaction of the Ineligible Foreign Shareholder’s rights under the Scheme; and

(iii)	as soon as reasonably practicable after the receipt by Alchemia of the net proceeds of sale referred to in clause 4.9(a)(ii), remitting to the Ineligible Foreign Shareholder those net proceeds of sale in respect of the Ineligible Foreign Shareholder’s entitlement under clause 4.4 and this clause 4.9.

(b)	The applicable net proceeds of sale remitted to an Ineligible Foreign Shareholder under clause 4.9(a)(iii) will:

(i)	reflect the average price which all Audeo Oncology CDIs and Audeo Oncology Shares not able to be transferred to Ineligible Foreign Shareholders had been sold;

(ii)	be rounded down to the nearest whole cent; and

(iii)	be paid to the Ineligible Foreign Shareholder either by cheque or bank draft in Australian dollars drawn on an Australian bank, such cheque or bank draft to be dispatched by mail to the Ineligible Foreign Shareholder’s Registered Address.

(c)	If the Sale Facility Agents sells Audeo Oncology Shares on NASDAQ under clause 4.9(a)(i), the proceeds from sale will be converted at the exchange rate between the US dollar and the Australian dollar at a date determined by the Sale Facility Agent after the date of sale of the Audeo Oncology Shares.

(d)	Any interest earned on the net proceeds of sale of any Audeo Oncology CDIs and Audeo Oncology Shares to which the Ineligible Foreign Shareholders would otherwise have been entitled will be paid to and retained by Alchemia.

(e)

Any amount payable to an Ineligible Foreign Shareholder under this clause 4.9 will be reduced by the amount of any withholding or other tax which Alchemia believes, based on professional advice, is required by

7358706/4	page 40

any taxation or other law to be withheld in respect of such amount and payment of such amount to the relevant taxation or other authority within any required statutory period will fully and finally discharge Alchemia’s obligations in respect of such amount (although Alchemia must on request, or if required by law, provide a receipt or other evidence of such payment to each affected Scheme Shareholder).

(f)	If the Ineligible Foreign Shareholder does not have a Registered Address or Alchemia believes that the Ineligible Foreign Shareholder is not known at their Registered Address, the amount payable to that Ineligible Foreign Shareholder under this clause 4.9 will be credited to a separate bank account of Alchemia to be held until the Ineligible Foreign Shareholder claims the amount or the amount is dealt with in accordance with unclaimed money legislation. Alchemia must hold the amount on trust, but any benefit accruing from the amount will be to the benefit of Alchemia. An amount credited to the account is to be treated as having been paid to the Ineligible Foreign Shareholder when credited to the account. Alchemia must maintain records of the amounts paid, the people who are entitled to the amounts, and any transfers of the amounts.

(g)	Alchemia, in complying with the terms of this clause 4.9 in respect of an Ineligible Foreign Shareholder will be taken to have satisfied and discharged its obligations to the Ineligible Foreign Shareholder under the terms of the Capital Reduction Resolution, the Demerger Dividend Resolution and the Scheme. An Ineligible Foreign Shareholder will have no claim against Alchemia for any entitlement they would have had to Audeo Oncology CDIs or Audeo Oncology Shares but for the terms of this Scheme.

(h)	Under this Scheme, each Ineligible Foreign Shareholder agrees and acknowledges that the sale of that person’s Audeo Oncology CDIs, to which they were otherwise entitled or the underlying Audeo Oncology Shares these Audeo Oncology CDIs represent a beneficial entitlement in, under the Sale Facility or this Scheme by operation of this clause 4.9 constitutes satisfaction of all that person’s entitlements in and to that person’s Audeo Oncology CDIs or Audeo Oncology Shares.

(i)	Each Ineligible Foreign Shareholder appoints Alchemia as its agent to receive on its behalf any financial services guide or any other notice which may be given to that Ineligible Foreign Shareholder.

4.10	Joint holders

In the case of Scheme Shares held in joint names:

(a)	any share certificates for Audeo Oncology Shares or holding statements for Audeo Oncology CDIs to be issued to Scheme Shareholders will be issued in the names of the joint holders; and

(b)	any cheque required to be paid to Ineligible Foreign Shareholders will be payable to the joint holders,and will be forwarded to the holder whose name appears first in the Alchemia Share Register as at the Scheme Record Date.

7358706/4	page 41

4.11	Fractional entitlements

If the number of Alchemia Shares held by a Scheme Shareholder is such that:

(a)	regarding a Scheme Shareholder who is not an Ineligible Foreign Shareholder, that Scheme Shareholder’s entitlement to Audeo Oncology CDIs or Audeo Oncology Shares (as relevant) under clauses 4.4(a); or

(b)	regarding an Ineligible Foreign Shareholder, that number of Audeo Oncology CDIs or Audeo Oncology Shares which that Ineligible Foreign Shareholder would otherwise have been entitled and that are to be sold by the Sale Facility Agent under clause 4.4(b), is not a whole number, that Scheme Shareholder’s entitlement to Audeo Oncology CDIs or Audeo Oncology Shares (as relevant) will be rounded up to the nearest whole number. If Alchemia believes that a Scheme Shareholder’s shareholding of Alchemia Shares has been manipulated to take advantage of rounding up, then any fractional entitlement will be aggregated or rounded down to the next whole number of Alchemia Shares.

5	Scheme Shareholders

5.1	Appointment of Alchemia as sole attorney and agent

Each Scheme Shareholder, without the need for any further act, irrevocably appoints Alchemia and each of the directors and officers of Alchemia, jointly and severally, as the Scheme Shareholder’s attorney and agent for the purpose of executing any document necessary or expedient to give effect to the Scheme or doing any other act necessary or desirable to give full effect to the Scheme and the transactions contemplated by it.

5.2	Scheme Shareholder’s consent

Each Scheme Shareholder:

(a)	consents to Alchemia doing all things and executing all deeds, instruments, transfers or other documents as may be necessary, incidental or expedient to the implementation and performance of the Scheme and Alchemia, as agent of each Scheme Shareholder, may sub-delegate its functions under this clause 5.2 to any of its directors and officers, severally;

(b)	agrees to become a holder of any Audeo Oncology CDIs or Audeo Oncology Shares (as relevant) to which they become entitled under the Scheme and a member of Audeo Oncology and to be bound by the Restated Certificate of Incorporation and By-Laws in respect of Audeo Oncology CDIs or Audeo Oncology Shares (as relevant) issued to them pursuant to the Scheme, and that its holdings of the Audeo Oncology Shares or Audeo Oncology CDIs (as relevant) will be registered with the same name and registered address as its holding of the Scheme Shares; and

7358706/4	page 42

(c)	except for a Scheme Shareholder’s tax file number (unless relief is obtained by Alchemia), any binding instruction or notification between a Scheme Shareholder and Alchemia relating to the Scheme Shares at the Scheme Record Date (including any instructions relating to payment of dividends or to communications from Alchemia) will from the Scheme Record Date be deemed to be a similarly binding instruction or notification to, and accepted by, Audeo Oncology in respect of the Audeo Oncology Shares transferred to the Scheme Shareholder until that instruction or notification is revoked or amended in writing addressed to Audeo Oncology at the Audeo Oncology Registry. Any such instructions or notifications accepted by Audeo Oncology will apply to and in respect of Audeo Oncology Shares or Audeo Oncology CDIs transferred to Scheme Shareholders only to the extent that they are not inconsistent with the other provisions of the Scheme.

6	Dealings in Alchemia Shares

6.1	Alchemia Share Register

The establishment of the persons who are the Scheme Shareholders and their respective entitlements will be solely determined by the Alchemia Share Register (maintained by Alchemia in the manner set out in clause 6.2).

6.2	Determination of Scheme Shareholders

(a)	For the purpose of establishing the persons who are the Scheme Shareholders and their respective entitlements, dealings in Alchemia Shares will only be recognised if:

(i)	in the case of dealings of the type to be effected using CHESS, the transferee is registered in the Alchemia Share Register as the holder of the relevant Alchemia Shares at the Scheme Record Date; and

(ii)	in all other cases, registrable transmission applications or transfers in registrable form in respect of those dealings are received at or before the Scheme Record Date at the place where the Alchemia Share Register is kept.

(b)	Alchemia must register registrable transmission applications or transfers of the kind referred to in clause 6.2(a)(ii) by the Scheme Record Date.

(c)	Alchemia will not accept for registration or recognise for any purpose any transmission applications or transfers in respect of Alchemia Shares received after the Scheme Record Date.

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7	Notices

7.1	General

Any notice, transfer, transmission, application, direction, demand, consent or other communication (Notice) given or made under this document must be in writing in English and signed by the sender or a person duly authorised by the sender.

7.2	Communications by post

Subject to clause 7.4, where a Notice referred to in this document is sent by post to Alchemia, it will not be deemed to have been received in the ordinary course of post or on a date other than the date (if any) on which it is actually received at Alchemia’s registered office or at the Share Registry.

7.3	Communications by fax

Subject to clause 7.4, a Notice is given if sent by fax, when the sender’s fax machine produces a report that the fax was sent in full to the addressee. That report is conclusive evidence that the addressee received the fax in full at the time indicated on that report.

7.4	After hours communications

If a Notice is given:

(a)	after 5.00 pm in the place of receipt; or

(b)	on a day which is a Saturday, Sunday or bank or public holiday in the place of receipt,

it is taken as having been given at 9.00 am on the next day which is not a Saturday, Sunday or bank or public holiday in that place.

8	General

8.1	Alchemia and Scheme Shareholders bound

The Scheme binds Alchemia and all Scheme Shareholders (including Scheme Shareholders who do not attend the Scheme Meeting, do not vote at that meeting or vote against the Scheme) and will, for all purposes, to the extent of any inconsistencies and permitted by law, have effect notwithstanding any provision in the constitution of Alchemia.

8.2	Further assurances

Subject to clause 8.3, Alchemia will execute all documents and do all acts and things (on its own behalf and on behalf of each Alchemia Shareholder) necessary or expedient for the implementation of, and performance of its obligations under, the Scheme.

8.3	Alterations and conditions

Alchemia may, with the consent of Audeo Oncology, by its counsel, consent on behalf of all Scheme Shareholders to any modifications or conditions which the Court thinks fit to impose, provided that in no circumstances will Alchemia be obliged to do so.

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8.4	Costs

Any costs, and any stamp duty and any related fines, interest or penalties, which are payable on or in respect of this document or on any document referred to in this document will be paid as provided for in the Demerger Implementation Agreement. For the avoidance of doubt, the Scheme Shareholders do not have to pay any stamp duty, related fines, interest or penalties which are payable on or in respect of this document or any document referred to in this document.

8.5	Governing law and jurisdiction

(a)	This document is governed by and is to be construed in accordance with the laws applicable in Queensland, Australia.

(b)	Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in Queensland, Australia and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.

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Annexure B

Demerger Deed Poll

7358706/4	page 46

Audeo Oncology, Inc.

Deed Poll

7358706/4	page 47

Contents

1 Interpretation	49

1.1 Definitions	49
1.2 Construction	50
1.3 Headings	50

2 Nature of this deed poll	50

3 Conditions precedent and termination	50
3.1 Conditions precedent	50
3.2 Termination	50
3.3 Consequences of termination	51

4 Certificate in relation to conditions	51

5 Audeo Oncology obligations	51
5.1 Performance of obligations generally	51
5.2 Obligation to update Audeo Oncology Register	51
5.3 Confirmation dispatch of holding statements and transaction confirmations	52

6 Audeo Oncology Warrants	53

7 Representations and warranties	53

8 Continuing obligations	54

9 Stamp duty	54

10 Notices	54

10.1 General	54
10.2 How to give a Notice	54
10.3 Particulars for delivery of Notices	54
10.4 Communications by post	55
10.5 Communications by fax	55
10.6 After hours communications	55
10.7 Process service	55

11 General	55

11.1 Waiver	55
11.2 Cumulative rights	56
11.3 Amendment	56
11.4 Assignment	56
11.5 Severability	56
11.6 Further assurances	56
11.7 Governing law and jurisdiction	56

Schedule 1 – Audeo Oncology Warrant terms	57

Schedule 2 – Investors	63

7358706/4	page 48

Dated                             August 2012

By

Audeo Oncology, Inc. of 100 Pine Street, Suite 2040, San Francisco, California 94111 (Audeo Oncology)

in favour of each Scheme Shareholder and Investor.

Background

A	The directors of Alchemia Limited (Alchemia) consider that it is in the interests of Alchemia and Alchemia’s Shareholders that Alchemia Shareholders consider the Scheme. The directors of Alchemia have therefore resolved that Alchemia propose the Scheme.

B	Audeo Oncology and Alchemia have entered into the Demerger Implementation Agreement.

C	Audeo Oncology is entering into this document for the purpose of covenanting in favour of Scheme Shareholders and the Investors to:

(a)	perform its obligations under the Scheme; and

(b)	issue the Audeo Oncology Warrants to the Investors in accordance with their terms.

Declarations

1	Interpretation

1.1	Definitions

In this document:

(a)	Audeo Oncology Warrant means an option to subscribe for Audeo Oncology Shares on the terms and conditions set out in schedule 1;

(b)	First Tranche Shares means the total number of Alchemia Shares available for placement under the first tranche of the Placement;

(c)	Investors means the persons and entities who have a right to receive Audeo Oncology Warrants as set out in schedule 2;

(d)	Listing means the listing of Audeo Oncology on a securities exchange;

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(e)	Placement means the Alchemia institutional placement capital raising in November 2011 to be undertaken in two tranches;

(f)	Second Tranche Shares means the balance of Alchemia Shares to be issued under the Placement; and

(g)	words and phrases defined in the Scheme have the same meaning in this document unless the context requires otherwise.

1.2	Construction

The rules specified in clause 1.2 of the Scheme apply in interpreting or construing this document, unless the context requires otherwise.

1.3	Headings

Headings do not affect the interpretation of this document.

2	Nature of this deed poll

Audeo Oncology acknowledges that:

(a)	this document may be relied on and enforced by any Scheme Shareholder or Investor in accordance with its terms, even though the Scheme Shareholders and Investors are not party to it; and

(b)	under the Scheme, each Scheme Shareholder irrevocably appoints Alchemia and any of Alchemia’s directors as its agent and attorney, inter alia, to enforce this document against Audeo Oncology.

3	Conditions precedent and termination

3.1	Conditions precedent

The obligations of Audeo Oncology in respect of the Scheme pursuant to this document are subject to the Scheme becoming Effective and the satisfaction of the Condition Subsequent by the End Date.

3.2	Termination

If:

(a)	the Demerger Implementation Agreement is terminated in accordance with its terms before 8.00 am on the Second Court Date;

(b)	the Conditions are not satisfied or waived by the time required;

(c)	the Condition Subsequent is not satisfied by the End Date; or

(d)	the Effective Date has not occurred on or before the End Date,

Audeo Oncology’s obligations under this document will automatically terminate, unless Audeo Oncology and Alchemia otherwise agree in writing in accordance with the Demerger Implementation Agreement.

7358706/4	page 50

3.3	Consequences of termination

If this document is terminated under clause 3.2 then, in addition and without prejudice to any other rights, powers or remedies available to Scheme Shareholders:

(a)	Audeo Oncology is released from its obligations to further perform this document, except those obligations contained in clause 9; and

(b)	each Scheme Shareholder and Investor retains any rights, power or remedies it has against Audeo Oncology in respect of any breach of this document by Audeo Oncology which occurred before termination of this document.

4	Certificate in relation to conditions

Audeo Oncology must provide to the Court on the Second Court Date a certificate which is authorised by the board of Audeo Oncology and signed by at least one director of Audeo Oncology (or such other evidence as the Court may request) stating, to the best of its knowledge, whether or not the conditions precedent set out in clause 3.1 (other than clause 3.1(e)) of the Scheme have been satisfied or waived, subject to the terms of the Demerger Implementation Agreement as at 8.00 am on the Second Court Date.

5	Audeo Oncology obligations

5.1	Performance of obligations generally

Subject to clause 3, Audeo Oncology must comply with its obligations under the Demerger Implementation Agreement and must do all things necessary or desirable on its part to implement the Scheme.

5.2	Obligation to update Audeo Oncology Register

As soon as practicable after the Implementation Date, Audeo Oncology must enter, or procure the entry, into the Audeo Oncology Register of:

(a)	each Scheme Shareholder (other than Ineligible Foreign Shareholders) or CDN (as relevant) in respect of the Audeo Oncology Shares transferred to the relevant Scheme Shareholder or CDN (as relevant) under the Scheme;

(b)	each Scheme Shareholder (other than Ineligible Foreign Shareholders) in respect of the Audeo Oncology CDIs issued to the relevant Scheme Shareholder under the Scheme; and

(c)	the Sale Facility Agent, as nominee for and on behalf of, the Ineligible Foreign Shareholders, in respect of the Audeo Oncology Shares or Audeo Oncology CDIs to which those shareholders are entitled to under the Scheme.

7358706/4	page 51

5.3	Confirmation dispatch of holding statements and transaction confirmations

(a)	In accordance with clauses 4.6 and 4.7 of the Scheme, as soon as practicable after the Implementation Date, Audeo Oncology must send:

(i)	to Scheme Shareholders that are entitled to and elect to receive Audeo Oncology Shares, transaction confirmations for the Audeo Oncology Shares to which they are entitled;

(ii)	for Ineligible Foreign Shareholders:

(A)	to CDN, as the nominee for the Sale Facility Agent, transaction confirmations for the Audeo Oncology Shares which that Ineligible Foreign Shareholder would otherwise be entitled; and

(B)	to the Sale Facility Agent as nominee for the Ineligible Foreign Shareholders, holding statements for the Audeo Oncology CDIs to which that Ineligible Foreign Shareholder would otherwise be entitled; and

(iii)	for all other Scheme Shareholders:

(A)	to CDN as nominee for that Scheme Shareholder, transaction confirmations for the Audeo Oncology Shares to which that Scheme Shareholder would otherwise be entitled; and

(B)	to that Scheme Shareholder, holding statements for the Audeo Oncology CDIs to which that Scheme Shareholder would otherwise be entitled,

by prepaid post (in the case of holding statements) or first class post (in the case of transaction confirmations) to:

(iv)	in the case of Scheme Shareholders, their Registered Addresses, unless that Scheme Shareholder has directed otherwise, does not have a Registered Address or where Alchemia and Audeo Oncology believe that such Scheme Shareholder is not known at their Registered Address;

(v)	in the case of the Sale Facility Agent, the address notified to Alchemia by the Sale Facility Agent; and

(vi)	in the case of CDN, the address notified to Alchemia by CDN.

(b)	In the case of Scheme Shares held in joint names:

(i)	any share certificates for Audeo Oncology Shares or holding statements for Audeo Oncology CDIs to be issued to Scheme Shareholders will be issued in the names of the joint holders; and

(ii)	any cheque required to be paid to Ineligible Foreign Shareholders will be payable to the joint holders, and will be forwarded to the holder whose name appears first in the Alchemia Register as at the Scheme Record Date.

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(c)	This clause 5.3 does not apply to a Scheme Shareholder (other than Ineligible Foreign Shareholders) who does not have a Registered Address, or where Alchemia and Audeo Oncology believe that such Scheme Shareholder is not known at their Registered Address.

6	Audeo Oncology Warrants

Subject to the listing of Audeo Oncology on NASDAQ on or before 31 December 2012, Audeo Oncology must as soon as practicable after Audeo Oncology is admitted to NASDAQ:

(a)	issue to each Investor; and

(b)	register each Investor as the holder of,

the number of Audeo Oncology Warrants (based on each Audeo Oncology Warrant entitling the Investor to subscribe for an Audeo Oncology Share) calculated as follows:

where:

a = Audeo Oncology Warrants;

b = 50% of the aggregate subscription price for the First Tranche Shares and the Second Tranche Shares (if any) subscribed for by the Investor; and

c = 130% of the volume weighted average price of Audeo Oncology Warrants over the 60 trading days immediately following Listing.

7	Representations and warranties

Audeo Oncology represents and warrants that:

(a)	it is a company validly existing under the laws of Delaware, the United States;

(b)	it has the corporate power to enter into and perform its obligations under this document and to carry out the transactions contemplated by this document;

(c)	it has taken all necessary corporate action to authorise the entry into this document and has taken or will take all necessary corporate action to authorise the performance of this document and to carry out the transactions contemplated by this document;

(d)	this document is its valid and binding obligation enforceable in accordance with its terms; and

7358706/4	page 53

(e)	the Audeo Oncology Shares to be issued pursuant to the Scheme will be validly issued, fully paid and free from any mortgage, charge, lien, encumbrance or other security interest and will rank equally in all respects with all other Audeo Oncology Shares then on issue.

8	Continuing obligations

This document is irrevocable and, subject to clause 3, remains in full force and effect until:

(a)	Audeo Oncology has completely performed its obligations under this document and the Demerger Implementation Agreement; or

(b)	this document is terminated in accordance with clause 3,

whichever comes first.

9	Stamp duty

Audeo Oncology will:

(a)	pay all stamp duties and any related fines, interest and penalties in respect of or in connection with this document, the performance of this document and each transaction effected by or made or any instrument executed under this document or the Scheme, including the transfer of Scheme Shares under the Scheme; and

(b)	indemnify each Scheme Shareholder on demand against any liability arising from its failure to comply with clause 9(a).

10	Notices

10.1	General

Any notice, transfer, transmission, application, direction, demand, consent or other communication (Notice) given or made to Audeo Oncology under this document must be in writing in English and signed by the sender or a person duly authorised by the sender.

10.2	How to give a Notice

A Notice must be given to Audeo Oncology by being:

(a)	personally delivered;

(b)	left at Audeo Oncology’s current delivery address for notices;

(c)	sent to Audeo Oncology’s current postal address for notices by pre-paid ordinary mail or, if the address is outside Australia, by pre-paid airmail; or

(d)	sent by fax to Audeo Oncology’s current fax number for notices.

10.3	Particulars for delivery of Notices

The particulars for delivery of Notices to Audeo Oncology are:

7358706/4	page 54

Attention:                     Tracie Ramsdale

Delivery address:         3 Hi Tech Court, Eight Mile Plains

Brisbane Queensland 4113

Postal address:             Same as delivery address

Fax:                             +61 7 3340 0222

10.4	Communications by post

Subject to clause 10.6, a Notice is given if posted:

(a)	within Australia to an Australian postal address, three Business Days after posting; or

(b)	outside of Australia to an Australian postal address or within Australia to an address outside of Australia, ten Business Days after posting.

10.5	Communications by fax

Subject to clause 10.6, a Notice is given if sent by fax, when the sender’s fax machine produces a report that the fax was sent in full to the addressee. That report is conclusive evidence that the addressee received the fax in full at the time indicated on that report.

10.6	After hours communications

If a Notice is given:

(a)	after 5.00 pm in the place of receipt; or

(b)	on a day which is a Saturday, Sunday or bank or public holiday in the place of receipt,

it is taken as having been given at 9.00 am on the next day which is not a Saturday, Sunday or bank or public holiday in that place.

10.7	Process service

Any process or other document relating to litigation, administrative or arbitral proceedings relating to this document may be served by any method contemplated by this clause 10 or in accordance with any applicable law.

11	General

11.1	Waiver

Failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any right, power or remedy provided by law or under this document by any party will not in any way preclude, or operate as a waiver of, any exercise or enforcement, or further exercise or enforcement of that or any other rights, power or remedy provided by law or under this document. A waiver is not valid or binding on the person granting that waiver unless made in writing.

7358706/4	page 55

11.2	Cumulative rights

The rights, powers and remedies of Audeo Oncology and of each Scheme Shareholder and Investor under this document are cumulative and do not exclude any other rights, powers or remedies provided by law or equity independently of this document.

11.3	Amendment

A provision of this document may not be varied unless:

(a)	if before the First Court Date, the variation is agreed to by Alchemia; or

(b)	if on or after the First Court Date, the variation is agreed to by Alchemia and the Court indicates that the variation would not of itself preclude approval of the Scheme,

in which event Audeo Oncology must enter into a further deed poll in favour of the Scheme Shareholders and Investors giving effect to that amendment.

11.4	Assignment

The rights and obligations of Audeo Oncology and of each Scheme Shareholder and Investor under this document are personal and must not be assigned, encumbered or otherwise dealt with at law or in equity and no person may attempt, or purport, to do so without the prior written consent of Audeo Oncology and Alchemia.

11.5	Severability

If the whole or any part of a provision of this document is void, unenforceable or illegal in a jurisdiction it is severed for that jurisdiction. The remainder of this document has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause 11.5 has no effect if the severance alters the basic nature of this document or is contrary to public policy.

11.6	Further assurances

Audeo Oncology will execute and deliver all documents and do all acts and things (on its own behalf and on behalf of each Scheme Shareholder and Investor) necessary or desirable to give full effect to this document and the transactions contemplated by it.

11.7	Governing law and jurisdiction

(a)	This document is governed by and is to be construed in accordance with the laws applicable in Queensland, Australia.

(b)	Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in Queensland, Australia, and any courts which have jurisdiction to hear appeals from any of those courts, and waives any right to object to any proceedings being brought in those courts.

7358706/4	page 56

Schedule 1

a.	Each warrant entitles the holder to subscribe for a fully paid share of common stock of Audeo Oncology, Inc. (the “Company”) (a “Share”) upon exercise of the warrant and payment of the Exercise Price (defined below).

b.	Each warrant is exercisable for shares of common stock at an exercise price equal to 130% of the volume weighted average price of the Shares over the 60 trading days immediately following the listing of the Company on a recognised securities exchange (the “Exercise Price”), payable in full on exercise of the warrant.

c.	The warrants vest and are exercisable from the date that is six months after the date of the initial public offering of the Company (the “IPO Date”) until the date that is the later to occur of the following (the “Expiry Date”):

(i)	three years from IPO Date; and

(ii)	the earlier of:

(A)	six months from the date that the Company announces to the market the results for the primary end point of the Phase III clinical trial period for HA-Irinotecan in colorectal cancer; and

(B)	five years from the IPO Date.

Any warrant not exercised prior to the Expiry Date, automatically expires on the Expiry Date.

d.	The Company must give the holder of each warrant a certificate or holding statement including these warrant terms and stating:

(i)	the number of warrants issued to each holder;

(ii)	the Exercise Price of the warrants; and

(iii)	the date of issue of the warrants.

e.	Warrants may only be exercised by the delivery to the registered office of the Company or its share registry of a certificate in the form attached as annexure A to these warrant terms and a notice (the “Exercise Notice”) in writing stating the intention of the holder to:

(i)	exercise all or a specified number of warrants; and

(ii)	either pay the Exercise Price in cash for the exercise of each such warrant or elect a cashless exercise for the exercise of each such warrant.

f.	The Exercise Notice must be accompanied by the certificate or holding statement for the warrants being exercised, if not a cashless exercise, and a cheque made payable to the Company for the Exercise Price for the warrants being exercised.

g.	In lieu of paying the Exercise Price in cash for the exercise of each warrant, if the fair market value of one share of common stock is greater than the Exercise Price, the holder may elect a cashless exercise of the warrant.

h.	The warrants will be deemed to have been exercised on the date the Exercise Notice is received by the Company or the share registry.

i.	The Company will allot the Shares to which a holder is entitled following exercise

7358706/4	page 57

of warrants and deliver a holding statement with respect to such Shares within the timeframe required by the listing rules of the exchange on which the Company is listed.

j.	The exercise of only some portion of a warrant will not affect the rights of the holder to the balance of the warrants held by them.

k.	If the holder of the warrants exercises less than the total number of warrants registered in the holder’s name:

(i)	the holder of the warrants must surrender its warrant certificate, if one has been issued by the Company; and

(ii)	the Company must cancel the warrant and issue the holder of the warrants a new warrant or holding statement stating the remaining number of warrants held by the holder and stating the information set out in item (d) above.

l.	Warrants will not confer an entitlement to receive dividends declared and paid by the Company, nor an entitlement to vote at general meetings of the Company unless the holder of the warrants has exercised its warrants before the record date for determining these entitlements and participates as a result of holding Shares.

m.	Each Share issued on exercise of an warrant will:

(i)	rank equally in all respects (including, without limitation, rights relating to dividends) with other issued Shares;

(ii)	be issued credited as fully paid;

(iii)	be duly authorised and issued by all necessary corporate action; and

(iv)	be allotted and issued free from all liens, charges and encumbrances whether known about or not including statutory and other pre-emption rights and any transfer restrictions.

n.	The Company will apply to the exchange on which the Company is listed for official quotation of the Shares issued upon exercise of warrants within the time period required by the listing rules of the exchange on which the Company is listed.

o.	The warrants are not transferable without the prior written consent of the Company, which shall not be unreasonably withheld only where all warrants held by the holder are transferred to a related body corporate of the holder (or, in the case of a custodian of a fund, a custodian of a fund with the same manager), that:

(i)	the Company is satisfied (acting reasonably) is a permitted transferee under applicable securities law without additional disclosure or other regulatory requirements on either the transferor or the Company;

(ii)	has provided any written certification or other evidence of their sophisticated/professional/exempt investor status, reasonably requested by the Company; and

(iii)	has agreed in writing to be bound by these warrant terms (including, if required by the Company, delivering a certificate in the form attached as annexure A to these warrant terms on exercise of the warrants).

p.	A holder of warrants does not have the right to participate in bonus issues or new issues of securities offered to shareholders until Shares are allotted to the holder pursuant to the exercise of the relevant warrants.

7358706/4	page 58

q.	After the listing of the Company on a securities exchange, and in the event of a reorganisation (including, without limitation, consolidation, sub-division, reduction or return) of the capital of the Company, the rights of the holders of warrants (including, without limitation, the number of warrants to which the warrant holder is entitled and the exercise price) will be changed (as appropriate) in accordance with the listing rules of the exchange on which the Company is listed applying to a reorganisation of capital at the time of the reorganisation.

r.	If after the listing of the Company on a securities exchange, the Company makes a pro rata issue (other than a bonus issue) to existing shareholders and no Shares have been issued in respect of the warrants before the record date for determining entitlements to the issue, the Exercise Price of each warrant will be reduced in the manner permitted by the listing rules of the exchange on which the Company is listed.

s.	If after the listing of the Company on a securities exchange, the Company makes a bonus issue to existing shareholders and no Share has been issued in respect of a warrant before the record date for determining entitlements to the issue, then the number of Shares over which that warrant is exercisable will be increased in the manner permitted by the listing rules of the exchange on which the Company is listed.

t.	The Company is entitled to treat the registered holder of a warrant as the absolute holder of that warrant and is not bound to recognise any equitable or other claim to, or interest in, that warrant on the part of any person other than the registered holder, except as ordered by a court of competent jurisdiction or as required by statute.

u.	If the Company is obliged to make a payment in respect of withholding tax in relation to the warrants, the Company must:

(i)	promptly pay any amount deducted to the appropriate governmental taxation authority;

(ii)	if requested by the warrant holder, within 30 days after that request, give to that warrant holder a copy of the relevant documentation evidencing the payment; and

(iii)	issue the warrant holder the net number of warrants after making the payment.

7358706/4	page 59

Annexure A

Certificate for warrant holders

By executing this Investor Certificate in favour of Audeo Oncology, Inc. (the “Company”), the undersigned (“holder”) represents, warrants and covenants to the Company, and acknowledges that the Company is relying thereon, that:

(a)	if the YES box is checked, it is not a U.S. person and is not acquiring the securities for the benefit of any U.S. person;

YES  ☐                     No  ☐

(b)	if the YES box is checked, it is an institutional “Accredited Investor” as defined in Rule 501(a)(1), (2) (3) or (7) under the U.S. Securities Act of 1933, as amended (the “1933 Act”);

YES  ☐                     No  ☐

(c)	it understands that the shares of common stock of the Company (the “Shares”) to be issued upon exercise of the warrants (the “Warrants”) have not been (and will not be) registered under the 1933 Act or any applicable state securities laws, and that the contemplated issue of Shares is being made in reliance on a private placement exemption available under the 1933 Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the holder’s representations, warranties and covenants as expressed herein and the Company is under no obligation to register any subsequent proposed resale of the shares by the holder; and the holder agrees not to engage in hedging transactions with regard to such Shares unless in compliance with the Act:

(d)	it understands that the issue of Shares on exercise of a Warrant is not intended to be part of a public offering and that it will not be able to rely on the protection of Section 11 of the 1933 Act;

(e)	it is acquiring the Shares for its own account and not with a view to any resale, distribution or other disposition (to the extent possible) of the Shares in violation of U.S. federal or state securities laws, and it is not an underwriter with respect to the Shares within the meaning of Section 2(a) (11) of the 1933 Act;

(f)	it has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the issue of Shares on exercise of a Warrant with the Company’s management and has had access to such additional information, if any, concerning the Company as it has considered necessary or appropriate in connection with its investment decision to exercise the Warrants;

(g)	it is aware of the characteristics of the Shares, the risks relating to an investment therein and agrees that the holder must bear the economic risk of its investment in the Shares and the holder acknowledges that it can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of its investment;

(h)	it alone, or with the assistance of its professional advisors, has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of the holder’s proposed investment in the Shares;

7358706/4	page 60

(i)	it agrees that if it decides to sell or otherwise transfer (to the extent possible) any Shares, it will only do so only if the offer and sale (to the extent possible) of such Shares is (i) registered under the 1933 Act (which the holder acknowledges the Company has no obligation to do); (ii) made pursuant to an exemption from registration under the Act, or (iii) made in standard (regular way) brokered transactions on the exchange on which the Shares are listed, provided that such exchange is a “designated offshore securities market” as defined in Regulation S under the 1933 Act (“Regulation S”) (“Exchange”) in offshore transactions that qualifies for the exemption available under Regulation S where neither it nor any person acting on its behalf knows, or has reason to know, that the sale has been pre-arranged with, or that the purchaser is, a person in the United States;

(j)	it is not engaged in the business of distributing securities or, if it is, it agrees that it will not offer or sell in the United States (i) any Shares it acquires at any time or (ii) any ordinary shares of the Company that it may acquire other than as a result of exercising Warrants until one year after the relevant date of issue or transfer, except in either of cases (i) or (ii), in a transaction exempt from the registration requirements of the 1933 Act. Notwithstanding the foregoing, it may sell Shares in standard (regular way) brokered transactions on the Exchange in offshore transactions in accordance with Regulation S where neither it nor any person acting on its behalf knows, or has reason to know, that the sale has been pre-arranged with, or that the purchaser is, a person in the United States;

(k)	it understands that the Shares will constitute “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act and it will not deposit such Shares into any unrestricted depositary receipt facility established or maintained by a depositary bank unless and until such time as such Shares are no longer “restricted securities” within the meaning of Rule 144(a)(3) of the 1933 Act;

(l)	it is not acquiring the Shares as a result of any “general solicitation or general advertising” (as those terms are used in Regulation D under the 1933 Act), including, but not limited to, any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the Internet or broadcast over radio, television or the Internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising, and it has a pre-existing business relationship with the Company;

(m)	it is aware that (i) acquiring, holding and disposing (to the extent possible) of the Shares may have tax consequences under the laws of both Australia and the United States and (ii) it is solely responsible for determining the tax consequences applicable to its particular circumstances and should consult its own tax advisors concerning investment in such securities;

(n)	if the holder is an employee benefit plan but is not an investor which is subject to the prohibited transaction rules of Section 4975 of the U.S. Internal Revenue Code of 1986 (the “Code”) or the fiduciary responsibility provisions of the U.S. Employee Retirement Security Act of 1974 (“ERISA”) (such an investor, a “Benefit Plan Investor”), the acquisition and holding of the Shares by the holder complies with all applicable laws governing the holder, is in accordance with the holder’s governing documents, and will not result in the assets of the Company being treated as the “plan assets” of the holder under applicable law;

(o)

if the holder is a Benefit Plan Investor, (i) the holder’s commitment to purchase the Shares does not, in the aggregate, constitute more than 10% of the fair market value of the holder’s assets, (ii) the acquisition and holding of the Shares by the holder complies with all applicable requirements of ERISA, the Code and other

7358706/4	page 61

applicable laws governing the holder and is in accordance with the holder’s governing documents, (iii) the acquisition and holding of the Shares by the holder either does not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or one or more statutory or administrative exemptions from the prohibited transaction rules of ERISA and the Code is applicable to such acquisition and holding and (iv) the holder agrees to provide to the Company, in writing, all additional information that the Company may reasonably request in order to avoid violations of any provision of ERISA and to determine whether the holder meets the suitability standards for ownership of the Shares; and

(p)	it agrees that the Warrants have been issued to it in satisfaction in full of Alchemia Limited’s or Alchemia Oncology Pty Ltd’s obligation (if any) to issue options to you under the subscription agreement between you and Alchemia Limited and Alchemia Oncology Pty Ltd dated on or about 5 November 2011.

Details of holder and authorised signatory

Holder:

Signature (authorised signatory): Date:

Name:

Title:

7358706/4	page 62

Schedule 2

Investors

1.	ABN AMRO CLEARING SYDNEY

2.	ANTIOCH INVESTMENTS AUSTRALIA

3.	ARMADA TRADING PTY LIMITED

4.	ASIA UNION INVESTMENTS

5.	AUST EXECUTOR TRUSTEES NSW LTD

6.	BERNE NO 132 NOMINEES PTY LTD

7.	BERNE NO 132 NOMINEES PTY LTD

8.	BERNE NO 132 NOMINEES PTY LTD

9.	BOUSSAL PTY LTD

10.	BRYLET PTY LIMITED

11.	C B C SECURITIES PTY LIMITED

12.	CAWDOR-CRAIGNISH PTY LTD

13.	CITICORP NOMINEES PTY LIMITED

14.	CLEM JONES PTY LTD

15.	CRAIMAR INVESTMENTS PTY

16.	DEHORS HOLDINGS PTY LTD

17.	DR BRIAN HARRY LOCKHART GIBSON

18.	DR SIAVASH ES’HAGHI &

19.	ELSCLIFF PTY LTD

20.	GILLILODGE PTY LIMITED

21.	GREENWICH STREET PTY LTD

22.	HARBURG NOMINEES PTY LTD

23.	HATTONGROVE PTY LTD

24.	HSBC CUSTODY NOMINEES

25.	HSBC CUSTODY NOMINEES (AUSTRALIA) LIMITED-GSCO ECA

26.	INDLETRAN PTY LIMITED

27.	J P MORGAN NOMINEES AUSTRALIA

28.	JAGEN PTY LTD

29.	JP MORGAN NOMINEES AUSTRALIA

30.	JULIBER PTY LTD

31.	LALIBER PTY LTD

32.	LITTLE OWL CAPITAL PTY LTD

33.	M E J C PTY LTD

34.	MAXIM SUPER FUND PTY LTD

35.	MISS JOSEPHINE MYRA LITTLE

36.	MITCHELLDANGAR PTY LTD

37.	MIZPOCHA PTY LTD

38.	MONTOYA PTY LTD

39.	MR ANDREW GEORGE MALUISH &

40.	MR ANTHONY STEPHEN WALL &

41.	MR BRIAN GERARD SHEAHAN

42.	MR CONSTANTINE CHRISTOFIDES &

43.	MR DALLAS JOHN WILLIAM ALLMAN

44.	MR DARREN JOHN THOMPSON &

45.	MR DAVID FREDERICK OAKLEY

7358706/4	page 63

46.	MR DEREK ROBERT MC COMBER &

47.	MR GREGORY WAYNE BROWN

48.	MR JAMES MARK STEPHANOS &

49.	MR JAMIE PHEROUS

50.	MR JOHN WIEN-SMITH

51.	MR LEGH DAVIS &

52.	MR MATTHEW EDWARD CLARKE

53.	MR NIGEL PAUL ST CLAIR EMSLIE

54.	MR PAUL ROSS NUTTER &

55.	MR PETER JAMES COLEMAN &

56.	MR PETER RONALD MORRISON &

57.	MR PHILIP ANDREW THICK

58.	MR PHILIP JOHN LEE &

59.	MR ROGER WILLIAM LEANING

60.	MR SCOTT WILLIAM DUGGAN &

61.	MR SCOTT WILLIAM POWER &

62.	MR SIMON PETER FERGUSON &

63.	MR THOMAS WILLIAM MAlchemiaEAN

64.	MRS FIONA RICHARDSON

65.	MRS GAIL IRENE WISSEMANN

66.	MRS KAREN GRETA MARTIN

67.	MRS LORRAINE DAWN HAYDEN

68.	MRS LOTTE KATRINA TURLEY

69.	MRS VIOLETA TODOROVA

70.	NATIONAL NOMINEES LIMITED

71.	NILIBER PTY LTD

72.	PAWGRIF PTY LTD

73.	PHILLIP ASSET MANAGEMENT LTD

74.	PINWILLOW PTY LTD

75.	PLANETTE THOROUGHBRED TRADING

76.	PLASMA EQUITIES RESEARCH PTY

77.	REDLICH SUPERANNUATION FUND

78.	RESHAPE PTY LTD

79.	ROSHERVILLE PTY LTD

80.	S G TURLEY NOMINEES PTY LTD

81.	T B I C PTY LTD

82.	THE TRUST COMPANY

83.	TIMBINA PTY LTD

84.	TRINA INVESTMENTS PTY LTD

85.	TROPICAL HARVEST PTY LTD

86.	UBS NOMINEES PTY LTD

87.	VANDALEX PTY LTD

88.	X F INVESTMENTS PTY LTD

7358706/4	page 64

Executed as a deed poll in Queensland, Australia.

Executed by Audeo Oncology, Inc.

Signature

by (print name)

its (print title)

7358706/4	page 65